UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Chardan North China Acquisition Corporation
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CHARDAN NORTH CHINA ACQUISITION CORPORATION
625 Broadway
Suite 1111
San Diego, California 92101
(619) 795-4627

TO THE STOCKHOLDERS OF CHARDAN NORTH CHINA ACQUISITION CORPORATION:

You are cordially invited to attend a special meeting of stockholders of Chardan North China Acquisition Corporation (“Chardan North” or the “Company”) to be held on August 7, 2007. At the meeting, you will be asked to consider proposals to amend the Company’s certificate of incorporation to allow more time to complete its proposed acquisition of Gifted Time Holdings, Limited, a British Virgin Islands corporation that owns a controlling interest in operating companies in the People’s Republic of China that are known collectively as “HollySys.” Chardan North has filed a Form S-4 Registration Statement including preliminary proxy materials for a special meeting of stockholders to vote on the combination transaction. These materials are currently being reviewed by the U.S. Securities and Exchange Commission.

This transaction is intended to be a qualifying “business combination” under our charter, which currently provides that if the acquisition is not completed by August 10, 2007, our company will be liquidated and its net assets (including its IPO trust account) returned to stockholders. As we explain below, there is a possibility that Chardan North will be unable to complete the acquisition by that date. Chardan North’s Board of Directors believes that stockholders will benefit from Chardan North’s ownership of HollySys and is therefore proposing a one-time amendment to the Company’s charter to extend that date to November 10, 2007 and make corresponding changes. We refer to these proposals collectively as the “Extension Amendment.”

We are not asking you to pass on the proposed acquisition at this time. You have the specific right to vote on the proposed HollySys acquisition, and we expect to present it for your vote in the near future.

Extending the period during which Chardan North could consummate a business acquisition was not contemplated by its initial public offering (IPO) prospectus. Since the completion of its initial public offering, Chardan North has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating the attendant business terms, conducting the related due diligence and obtaining the necessary audited US GAAP financial statements. During the course of its search for a candidate, commencing promptly upon completion of its IPO, Chardan North identified, evaluated and entered into discussions with several companies. In particular, after closing the IPO in August 2005, Chardan North identified seven candidates for a potential transaction; however, discussions with those candidates never progressed beyond the preliminary stages. The Company first met with management of HollySys in August 2005 and entered into an agreement in principal on November 27, 2005 with respect to a business combination. From the end of November 2005 until February 2, 2006, Chardan North, while also involved in due diligence activities, engaged in negotiations with HollySys. The Stock Purchase Agreement resulting from those negotiations was entered into on February 2, 2007. The Stock Purchase Agreement was subsequently amended on March 25, 2006, June 5, 2006, December 20, 2006 and February 9, 2007.

As Chardan North believes the HollySys transaction to be in the best interests of its stockholders, and because there is a possibility that Chardan North will not be able to conclude the business combination with Gifted Time Holdings by August 10, 2007, Chardan North has determined to seek stockholder approval to extend the time for the closing the transaction beyond August 10, 2007 to November 10, 2007. If the Extension Amendment is approved, Chardan North expects to seek stockholder approval of the proposed acquisition of HollySys in the near future.

The conversion rights of Chardan North investors who purchased shares (“Public Shares”) in its IPO provide that if holders of 1,150,000 or more Public Shares (20% of the total) vote against the proposed HollySys acquisition and elect to convert their Public Shares into a portion of Chardan North’s IPO trust account, Chardan North will not complete the acquisition, and the Company will be liquidated, with the amount remaining in the IPO trust account returned to all holders of Public Shares. Consistent with that provision, if 1,150,000 or more Public Shares vote against the Extension Amendment, Chardan North’s Board of Directors will abandon it, notwithstanding approval by a majority of its stockholders, and Chardan North will be required under its charter to liquidate. We estimate that the per share value of the IPO trust account will be approximately $5.49 at the time of the special meeting. The closing price of Chardan North common stock on June 28, 2007 was $7.35.

If fewer than 1,150,000 Public Shares are voted against the Extension Amendment and elect to convert their Public Shares into a portion of Charden North’s IPO trust account, the Public Shareholders so electing will have the opportunity to receive, at the time the amendment becomes effective, and in exchange for surrender of their Public Shares, a pro rata portion of the IPO trust account, as if they had voted against a business combination proposal. The right of remaining holders of Public Shares to have them converted into IPO trust account funds, upon consummation of a business combination that they vote against, will remain unchanged.

Subject to the foregoing, the affirmative vote of the holders of a majority of Chardan North’s outstanding common stock, including the holders of a majority of the Public Shares voting in person or by proxy at the meeting, voting for all proposals, will be required to approve the Extension Amendment. Chardan North’s initial stockholders, who purchased an aggregate of 1,250,000 shares prior to the IPO and currently own 1,250,000 shares have agreed to vote all their shares in accordance with the holders of a majority of the Public Shares voting in person or by proxy at the meeting. If holders of a majority of the Public Shares vote for or against, or abstain with respect to, a proposal, the initial stockholders will cast their Private Shares in the same manner as such majority votes on such proposal. No such holder will demand conversion of any Public Shares he owns.

We will only ask you to do this once. If the Extension Amendment is approved, we will amend the IPO trust agreement to prohibit any further changes in the distribution of IPO trust account funds unless each and every stockholder specifically agrees in writing to such change.

In considering the Extension Amendment, Chardan North’s stockholders should be aware that because the possibility of extending the date by which Chardan North must complete a business combination to avoid liquidation was not contemplated by the Company’s IPO prospectus, they may have securities law claims against the Company. Even if you do not pursue such claims, others may. The Extension Amendment will result in the Company’s incurring substantial additional transaction expenses, and may also result in securities law and other claims against the Company whose holders might seek to have the claims satisfied from funds in the IPO trust account. If proposing the Extension Amendment results in the Company’s incurring material liability as a result of potential securities law claims, the IPO trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified by Dr. Propper, and Messers. Propper, Li and Huang, the Company’s directors. A consequence might be that holders of Public Shares who do not elect conversion at the Extension Amendment vote but elect conversion at the proposed HollySys acquisition vote will receive a lesser amount in respect to their pro rata share of the IPO trust account. You should read the proxy statement carefully for more information concerning this possibility and other consequences of the adoption of the Extension Amendment.

After careful consideration of all relevant factors, Chardan North’s Board of Directors has determined that the Extension Amendment is fair to and in the best interests of Chardan North and its stockholders, has declared it advisable and recommends that you vote or give instruction to vote “FOR” it.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Extension Amendment and the meeting. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares.

I look forward to seeing you at the meeting.

Sincerely,

Dr. Richard Propper
Chairman of the Board

Your vote is important. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

CHARDAN NORTH CHINA ACQUISITION CORPORATION
625 Broadway
Suite 1111
San Diego, California 92101
(619) 795-4627

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 7, 2007

TO THE STOCKHOLDERS OF CHARDAN NORTH CHINA ACQUISITION CORPORATION:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Chardan North China Acquisition Corporation (“Chardan North” or the “Company”), a Delaware corporation, will be held 10:00 a.m. Pacific time, on August 7, 2007, at the offices of Chardan North at 625 Broadway, Suite 1111, San Diego, California, 92101, for the sole purpose of considering and voting upon three proposals (together, the “Extension Amendment”) to amend Chardan North’s certificate of incorporation to:

•	eliminate the provision that purports to prohibit amending its “business combination” provisions;
•	extend the date before which Chardan North must complete a business combination, to avoid being required to liquidate, from August 10, 2007 to November 10, 2007; and
•	allow holders of up to 20% of the shares issued in Chardan North’s initial public offering (“Public Shares”) who vote against the Extension Amendment and elect conversion to convert their Public Shares into cash held in the IPO trust account.

Under Delaware law and Chardan North’s by-laws, no other business may be transacted at the meeting.

As set forth in the enclosed proxy statement, a stockholder’s approval of the third proposal of the Extension Amendment will constitute consent to use of Chardan North IPO trust account proceeds to pay, at the time the Amendment becomes effective, and in exchange for surrender of their Shares, pro rata portions of the IPO trust account to Public Shareholders voting against the Extension Amendment in lieu of conversion or liquidation proceeds to which they would otherwise be entitled.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Chardan North’s Board of Directors will abandon the Extension Amendment unless all are approved by stockholders.

The Board of Directors has fixed the close of business on July 9, 2007 as the date for determining Chardan North stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of Chardan North common stock on that date are entitled to have their votes counted at the special meeting or any adjournment.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against each of the proposals.

Chardan North’s board of directors recommends that you vote “FOR” approval of each proposal of the Extension Amendment.

Dated:        , 2007

By Order of the Board of Directors,

Dr. Richard Propper
Chairman of the Board

CHARDAN NORTH CHINA ACQUISITION CORPORATION
625 Broadway
Suite 1111
San Diego, California 92101
(619) 795-4627

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 7, 2007

A special meeting of stockholders of Chardan North China Acquisition Corporation, a Delaware corporation, will be held 10:00 a.m. Pacific time, on August 7, 2007, at the offices of Chardan North at 625 Broadway, Suite 1111, San Diego, California, 92101, for the sole purpose of considering and voting upon three proposals (together, the “Extension Amendment”) to amend Chardan North’s certificate of incorporation to:

•	eliminate the provision that purports to prohibit amending its “business combination” provisions;
•	extend the date before which Chardan North must complete a business combination, to avoid being required to liquidate, from August 10, 2007 to November 10, 2007; and
•	allow holders of up to 20% of the shares issued in Chardan North’s initial public offering (“Public Shares”) who vote against the Extension Amendment and elect conversion to convert their Public Shares into cash held in the IPO trust account.

A stockholder’s approval of the third proposal of the Extension Amendment will constitute consent to use of Chardan North IPO trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of their Shares, pro rata portions of the IPO trust account to Public Shareholders voting against the Extension Amendment in lieu of conversion or liquidation proceeds to which they would otherwise be entitled. At the time the Extension Amendment becomes effective, we will also amend the IPO trust agreement to prohibit any further changes in the distribution of IPO trust account funds unless each and every Chardan North stockholder specifically agrees in writing to such change. This amendment effectively precludes any additional extension of the period in which Chardan North is permitted to consummate a business combination and further precludes any delay in the liquidation of the IPO trust account in the event Chardan North does not consummate the HollySys acquisition within such time period. See “Are you going to do this again?” in “Questions and Answers,” for more information about amending the IPO trust agreement.

Under Delaware law and Chardan North’s by-laws, no other business may be transacted at the meeting.

This proxy statement contains important information about the meeting and the proposal. Please read it carefully and vote your shares.

The “record date” for the special meeting is July 9, 2007. Record holders of Chardan North common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 7,000,000 outstanding shares of Chardan North common stock, of which 5,750,000 are Public Shares, and each of which is entitled to one vote per proposal at the special meeting. Chardan North’s warrants do not have voting rights.

This proxy statement is dated        , 2007 and is first being mailed to stockholders on or about that date.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

These Questions and Answers are only summaries of the matters they discuss. Please read this entire proxy statement.

Q. What is being voted on?	A. You are being asked to vote on three proposals (together, the “Extension Amendment”) to amend Chardan North’s charter to:

• eliminate the provision that purports to prohibit amending its “business combination” provisions;

• extend the date before which Chardan North must complete a business combination, to avoid being required to liquidate, from August 10, 2007 to November 10, 2007; and

•

allow holders of up to 20% of the shares issued in Chardan North’s initial public offering (“Public Shares”) who vote against the Extension Amendment and elect conversion to convert their Public Shares into cash held in the IPO trust account.

Your approval of the third proposal of the Extension Amendment will constitute your consent to use of Chardan North’s IPO trust account proceeds to pay, at the time the amendment becomes effective, and in exchange for surrender of their Public Shares, pro rata portions of the IPO trust account to Public Shareholders voting against the Extension Amendment. This use requires amendment of the trust agreement governing the IPO trust account. At the time the Extension Amendment becomes effective, we will also amend the IPO trust agreement to prohibit any further changes in the distribution of IPO trust account funds unless each and every Chardan North stockholder specifically agrees in writing to such change. This amendment effectively precludes any additional extension of the period in which Chardan North is permitted to consummate a business combination and further precludes any delay in the liquidation of the IPO trust account in the event Chardan North does not consummate the HollySys acquisition within such time period.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Chardan North’s Board of Directors will abandon the Extension Amendment unless all are approved by stockholders. If the Chardan North Board of Directors also determines that it is not possible to complete the HollySys business combination, they may begin the process of dissolving Chardan North.

The right of holders of Public Shares to have them converted into IPO trust account funds upon consummation of a business combination that they vote against will remain unchanged.

Under Delaware law and Chardan North’s by-laws, no other business may be transacted at the meeting.

Q. Why is Chardan North proposing to amend its charter?	A. Chardan North was organized to acquire a China-based business with principal operating facilities located in any city or province north of the Yangtze River. As a result of the pending transaction with Gifted Time Holdings, if approved, Chardan North will acquire control of the HollySys companies and, at the same time, become majority-owned by former HollySys shareholders.

The operating companies of Gifted Time Holdings are Beijing HollySys Co., Ltd., Hangzhou HollySys Automation Co., Ltd., and Beijing HollySys Haotong Science & Technology Development Co., Ltd. (these three companies are referred to as “HollySys” or the “HollySys companies”). Together they are one of the leading automation and control systems companies in China. The HollySys companies have, collectively, demonstrated significant growth since commencing operations in 1996. Chardan believes that HollySys is in a position to expand their business through the development of additional products and the expansion of their customer base, including entry into the international market. As a result, Chardan believes that a business combination with Gifted Time Holdings will provide Chardan stockholders with an opportunity to participate in a combined company with significant growth potential.

Chardan North’s proposed acquisition of HollySys is intended to be a qualifying “business combination” under Chardan North’s charter. The charter currently provides that if the acquisition is not completed by August 10, 2007, Chardan North will be liquidated and its net assets (including its IPO trust account, as discussed below) returned to stockholders. As we explain below, there is a possibility that Chardan North will not be able to complete the acquisition by that date.

Extending the period during which Chardan North may consummate a business acquisition was not contemplated by its IPO prospectus, and the limited timeframe was imposed to protect stockholders from having to sustain their investments indefinitely and having them applied without customary stockholder review. As noted in “Since Chardan North’s IPO prospectus doesn’t say that the Company could change the period within which it had to complete a business combination to avoid liquidation, what are my legal rights?” of this Q&A and in “Summary — The Extension Amendment — Possible Claims Against and Impairment of the IPO Trust Account,” below, the Extension Amendment will result in the Company’s incurring substantial additional transaction expenses, and it may also result in securities law and other claims being made against the Company whose holders might seek to have the claims satisfied from funds in the IPO trust account. If proposing the Extension Amendment results in the Company’s incurring material liability as a result of potential securities law claims, the IPO trust account could be depleted to the extent of any judgments arising from such claims, in addition to transaction expenses that are not paid by the combined company or by our directors and other individuals who, as discussed below, have agreed to indemnify Chardan North against certain claims and expenses. Moreover, attendant litigation could result in delay in payments to Public Shareholders of IPO trust account funds on conversion or liquidation.

Since the completion of its initial public offering, Chardan North has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating the attendant business terms, conducting the related due diligence and obtaining the necessary audited US GAAP financial statements of the business combination target. During the course of its search for a candidate, commencing promptly upon completion of its IPO, Chardan North identified, evaluated and entered into discussions with several companies. In particular, after closing the IPO in August 2005, Chardan North identified seven candidates for a potential transaction, however, discussions with those candidates never progressed beyond the preliminary stages. The Company first met with management of HollySys in August 2005 and entered into an agreement in principal on November 27, 2005 with respect to a business combination. From the end of November 2005 until February 2, 2006, Chardan North, while also involved in due diligence activities, engaged in negotiations with HollySys. The Stock Purchase Agreement resulting from those negotiations was entered into on February 2, 2007. The Stock Purchase Agreement was subsequently amended on March 25, 2006, June 5, 2006, December 20, 2006 and February 9, 2007.

As Chardan North believes the HollySys transaction to be in the best interests of its stockholders, and because there is a possibility that Chardan North will not be able to conclude the business combination with Gifted Time Holdings by August 10, 2007, Chardan North has determined to seek stockholder approval to extend the time for the closing the transaction beyond August 10, 2007 to November 10, 2007. If the Extension Amendment is approved, Chardan North expects to seek stockholder approval of the proposed acquisition of HollySys in the near future.

Chardan North’s board of directors believes stockholders will benefit from Chardan North’s ownership of HollySys, and is proposing the Extension Amendment to:

• eliminate the provision that purports to prohibit amending its “business combination” provisions;

• extend the date before which Chardan North must complete a business combination, to avoid being required to liquidate, from August 10, 2007 to November 10, 2007 (the “Extension Date”); and

• allow holders of up to 20% of the Public Shares who vote against the Extension Amendment and elect conversion to convert their Public Shares into cash held in the IPO trust account.

The Extension Amendment would give Chardan North the opportunity to complete the acquisition. If holders of more than 20% of the Public Shares vote against the Extension Amendment and exercise their conversion rights, the Board of Directors will abandon the Extension Amendment.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Chardan North’s Board of Directors will abandon the Extension Amendment unless all are approved by stockholders.

We are not asking you to pass on the proposed acquisition at this time. If you vote in favor of the Extension Amendment, you will retain the right to vote on the proposed HollySys acquisition, which we expect to submit to stockholders for approval in the near future.

Q. How do the Chardan North insiders intend to vote their shares?	A. All Chardan North insiders who purchased shares prior to Chardan North’s IPO (“Private Shares”), have agreed to vote all their Private Shares (including shares acquired after the IPO) in accordance with the holders of a majority of the Public Shares voting in person or by proxy at the meeting. If holders of a majority of the Public Shares vote for or against, or abstain with respect to, a proposal, the initial stockholders will cast all their shares in the same manner as such majority votes on such proposal. No such holder will demand conversion of any Public Shares he owns. Shares acquired after the IPO by any Chardan North insider, which are subject to the foregoing agreement, will be counted as part of the aggregate number of Public Shares at the meeting, a majority of which are required to vote in favor of each component of the Extension Amendment for it to be approved.

Q. What vote is required to adopt the Extension Amendment?	A. In accordance with Public Shareholders’ conversion rights under Chardan North’s charter, if holders of 1,150,000 or more Public Shares (20% of the Public Shares) both vote against the proposed HollySys acquisition and elect to convert their Public Shares into a portion of Chardan North’s IPO trust account, Chardan North will not complete the acquisition and the company will be liquidated, with the amount remaining in the IPO trust account returned to all holders of Public Shares. Consistent with that provision, if holders of 1,150,000 or more Public Shares vote against the Extension Amendment and also exercise their conversion rights, Chardan North’s Board of Directors will abandon the Extension Amendment, notwithstanding approval by the holders of a majority of its outstanding shares. Chardan North will then determine whether there is any possibility of completing the HollySys acquisition by August 10, 2007. If not, Chardan North’s Board of Directors would commence liquidation proceedings. Subject to the foregoing, approval of the Extension Amendment will require the affirmative vote of holders of a majority of Chardan North’s outstanding common stock, including holders of a majority of the Public Shares outstanding on the record date voting in person or by proxy at the meeting.

Q. Why should I vote for the Extension Amendment?	A. Extending the period during which Chardan North could consummate a business acquisition was not contemplated by its initial public offering (IPO) prospectus. Since the completion of its initial public offering, Chardan North has been dealing many of the practical difficulties associated with the identification of a business combination target, negotiating the attendant business terms, conducting the related due diligence and obtaining the necessary audited US GAAP financial statements of the business combination target. During the course of its search for a candidate, commencing promptly upon completion of its IPO, Chardan North identified, evaluated and entered into discussions with several companies. In particular, after closing the IPO in August 2005, Chardan North identified seven candidates for a potential transaction, however, discussions with those candidates never progressed beyond the preliminary stages. The Company first met with management of HollySys in August 2005 and entered into an agreement in principal on November 27, 2005 with respect to a business combination. From the end of November 2005 until February 2, 2006, Chardan North, while also involved in due diligence activities, engaged in negotiations with HollySys. The Stock Purchase Agreement resulting from those negotiations was entered into on February 2, 2007. The Stock Purchase Agreement was subsequently amended on march 25, 2006, June 5, 2006, December 20, 2006 and February 9, 2007.

While extending the period during which Chardan North could consummate a business acquisition was not contemplated by its IPO prospectus, Chardan North believes its stockholders will benefit from Chardan North’s ownership of HollySys, and is therefore proposing the one-time Extension Amendment to give it the opportunity to complete the acquisition after the current August 10, 2007 charter deadline.

Chardan North’s charter purports to prohibit amendments to certain of its provisions, including any amendment that would extend the August 10, 2007 deadline. Chardan North has received an opinion from special Delaware counsel, Potter Anderson & Corroon LLP, concerning the validity of the Extension Amendment. Chardan North did not request Potter Anderson & Corroon LLP to opine on whether the clause currently contained in its charter prohibiting amendment of Article SIXTH prior to consummation of a business combination was valid when adopted. Potter Anderson concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth therein, that “the proposed Amendment to Article SIXTH of the Certificate of Incorporation, if duly approved by the Board of Directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.” A copy of Potter Anderson & Corroon LLP’s opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety. Chardan North’s Board of Directors believes that it is in the best interests of Chardan North’s stockholders to propose extending that deadline.

Q. Since Chardan North’s IPO prospectus doesn’t say that the Company could change the period within which it had to complete a business combination to avoid liquidation, what are my legal rights?	A. You should be aware that because extending the period during which Chardan North could consummate a business acquisition was not contemplated by its IPO prospectus, you may have securities law claims against the Company for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Such claims may entitle stockholders asserting them to up to $6.00 per Share, based on the initial offering price of the Units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them and plus interest from the date of Chardan North’s IPO (which may be more than the pro rata shares of the IPO trust account to which they are entitled on conversion or liquidation). In general, a claim for rescission must be made by a person who purchased shares pursuant to a defective prospectus or other representation, and within the applicable statute of limitations period, which, for claims made under federal law (Section 12 of the Securities Act) and most state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the HollySys acquisition may be completed, and such claims would not be extinguished by consummation of that transaction.

Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in Chardan North’s IPO, might seek to have the claims satisfied from funds in the IPO trust account. If proposing the Extension Amendment results in the Company’s incurring material liability as a result of potential securities law claims, the IPO trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the pro rata portion of the IPO trust account payable to holders of Public Shares who do not elect conversion at the Extension Amendment vote but elect conversion at the proposed HollySys acquisition vote will be less than they would otherwise have been entitled, or it might be insufficient to satisfy a rescission or damages award fully. Chardan North cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, attendant litigation could result in delay in payments to Public Shareholders of IPO trust account funds on conversion or liquidation.

Aside from possible securities law claims against the Company, you should also be aware that if the Extension Amendment is approved, the Company will incur substantial additional expenses in seeking to complete the HollySys acquisition, in addition to expenses incurred in proposing the Extension Amendment. The Company currently has no funds outside the IPO trust account. We will not be able to consummate the acquisition of HollySys without receiving additional funds and/or reaching agreements with our professional service providers to defer their fees and expenses (in addition to those fees and expenses that are included in accrued expenses). We expect these expenses would ultimately be borne by the combined company if the proposed HollySys acquisition is completed. If they are not, they would be subject to the indemnification obligations that each of Dr. Richard Propper and Messrs. Kerry Propper, Li Zhang and Jiangnan Huang has to the Company. If these obligations are not met, fully or at all, it is possible that vendors or service providers could seek to recover these expenses from the IPO trust account, which could ultimately deplete the IPO trust account and reduce a stockholder’s current pro rata portion of the IPO trust account upon liquidation. See “Summary — Enforceability of Civil Liabilities Against Non-U.S. Persons,” below. Moreover, attendant litigation could result in a delay in payments to Public Shareholders of IPO trust account funds on conversion or liquidation.

You should read the proxy statement carefully for more information concerning these possibilities and other consequences of adoption of the Extension Amendment.

Q. What if I don’t want to vote for the Extension Amendment?	A. If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against it. If the Extension Amendment is approved (and not abandoned), you will be entitled to convert your Public Shares into cash only if you vote against each proposal of the Extension Amendment and elect conversion (or if you exercise your conversion rights upon voting against the HollySys acquisition, as described below). If you vote FOR the Extension Amendment or abstain or do not vote on it, you will retain your right to convert your Public Shares into a pro rata portion of the IPO trust account if the business combination with Gifted Time Holdings is approved and you vote against the business combination and elect conversion. As explained in “Summary — The Extension Amendment — Possible Claims Against and Impairment of the IPO Trust Account,” below, however, the Extension Amendment may result in claims against the Company whose holders might seek to have the claims satisfied from funds in the IPO trust account, which could result in depletion of the IPO trust account and in turn reduce a stockholder’s pro rata portion of the IPO trust account upon liquidation.

If you vote against the Extension Amendment and exercise your conversion right with respect to your Public Shares, you will no longer own them. Do not send your stock certificates with your proxy at this time.

If the Extension Amendment is approved, and fewer than 1,150,000 Public Shares (i.e., 20%) are voted against it, Chardan North will afford Public Shareholders voting against the Extension Amendment and who exercise their conversion rights, the opportunity to receive, at the time the Extension Amendment becomes effective, and in exchange for surrender of their Shares, a pro rata portion of the IPO trust account, as if they had voted against a business combination proposal. The rights of Public Shareholders voting FOR the Extension Amendment (or abstaining or not voting) to exercise their conversion rights in connection with their vote against a business combination will remain unchanged.

If the acquisition is not completed by the date specified in Chardan North’s charter, either August 10, 2007 as is now the case or November 10, 2007 if the Extension Amendment is approved, all Public Shareholders will be entitled to share in the liquidation of the IPO trust account.

Q. Are you going to do this again?	A. No. We recognize extending Chardan North’s life was not contemplated by its IPO prospectus and that most, if not all, stockholders did not think about it. To minimize the deviation from the Company’s plans as described in that document, we will, at the time the Extension Amendment becomes effective, amend the IPO trust agreement to prohibit any further changes in the distribution of IPO trust account funds, including the date of such distribution, unless each and every Chardan North stockholder specifically agrees in writing to such change. This amendment effectively precludes any additional extension of the period in which Chardan North is permitted to consummate a business combination and further precludes any delay in the liquidation of the IPO trust account in the event Chardan North does not consummate the HollySys acquisition within such time period. In practical terms, we believe that this means a further extension will not happen.

If the amendments to the IPO trust account are not concluded by August 10, 2007, the trust agreement contemplates that the trustee will, after that date, and unless it has received appropriate disbursement instructions from the Company, deposit the funds in the IPO trust account with the United States District Court for the Northern District of New York. If the trustee does so, the Company would seek to have the funds distributed from the Court into an alternative trust arrangement with another suitable trustee that is consistent with the current IPO trust agreement and effectuates these amendments. This process might result in a delay in making conversion payments to Public Shareholders who vote against the Extension Amendment or the HollySys acquisition and elect conversion or who are entitled to liquidation proceeds from the IPO trust account, and would also result in additional expense to the Company which, if not indemnified by Dr. Propper and Messrs. Propper, Li and Huang could be sought to be recovered from the IPO trust account. This in turn might reduce the amount of the pro rata portion of the IPO trust account to which Public Shareholders electing conversion or upon liquidation would be entitled.

Moreover, if the Extension Amendment is approved, Chardan North management and advisors will use all of their resources devoted to the Company to complete the proposed HollySys acquisition. Chardan North management will not pursue any other business combination on behalf of Chardan North, even if the proposed HollySys acquisition is abandoned.

Q. What happens if the Extension Amendment isn’t approved?	A. If the Extension Amendment is not approved and the proposed acquisition is not consummated by August 10, 2007, Chardan North will be liquidated. In any liquidation, the funds held in the trust account established at the time of the IPO will be distributed, pro rata, to the holders of Public Shares. We do not believe there will be any out-of-trust net assets remaining to add to the distribution to holders of Public Shares.

Q. If the Extension Amendment is approved, what happens next?	A. Chardan North is continuing its efforts to complete the proxy statement and registration materials relating to the proposed acquisition of HollySys, which will involve:

• completing the review process with respect to the proxy materials which were first submitted to the Securities and Exchange Commission on March 30, 2006;

• establishing a meeting date and record date for considering the proposed acquisition, and distributing proxy materials to stockholders; and

• holding a special meeting to consider the proposed acquisition.

This timetable is independent of the Extension Amendment (although there is a substantial possibility that Chardan North will not be able to complete all of those tasks timely unless the Extension Amendment is approved), and Chardan North expects to submit the proposed acquisition to stockholders promptly after SEC review is completed. If stockholders approve the proposed acquisition, Chardan North expects to consummate the business combination within a week following stockholder approval.

If the Extension Amendment is approved, we expect that Chardan North’s management and advisors will use all of their resources devoted to the Company to complete the proposed HollySys acquisition. Chardan North management will not pursue any other business combination on behalf of Chardan North, even if the proposed HollySys acquisition is abandoned, or attempt any other extension of the business combination deadline beyond November 10, 2007, if the acquisition cannot be completed by that date.

We will not be able to consummate the acquisition without receiving additional funds and/or reaching agreements with our professional service providers to defer their fees and expenses (in addition to those fees and expenses that are included in accrued expenses). We expect these expenses would ultimately be borne by the combined company if the proposed HollySys acquisition is completed. If they are not, they would be subject to the indemnification obligations that each of Dr. Richard Propper and Messrs. Kerry Propper, Li Zhang and Jiangnan Huang have to the Company. If these obligations are not met fully or at all, it is possible that vendors or service providers could seek to recover these expenses from the IPO trust account, which could ultimately deplete the IPO trust account and reduce a stockholder’s current pro rata portion of the IPO trust account upon liquidation. See “Summary — Enforceability of Civil Liabilities Against Non-U.S. Persons,” below. Moreover, attendant litigation could result in a delay in payments to Public Shareholders of IPO trust account funds on conversion or liquidation.

We are not asking you to pass on the proposed acquisition at this time. If you vote in favor of the Extension Amendment, you will retain the right to vote on the proposed HollySys acquisition, which we expect to submit to stockholders for approval in the near future.

Q. Would I still be able to exercise my conversion rights if I disagree with the HollySys acquisition?	A. Unless you vote against Extension Amendment and exercise your conversion rights, you will be able to vote on the HollySys acquisition, when it is submitted to stockholders. If you disagree with the acquisition, you will be entitled to exercise your conversion right if you:

• vote against the acquisition;

• continue to hold your shares through the consummation of the acquisition

• elect to convert your shares; and then

• tender your stock certificate(s).

As explained in “Summary — The Extension Amendment,” below, however, the Extension Amendment will result in the Company’s incurring substantial additional transaction expenses, and may also result in claims against the Company whose holders might seek to have the claims satisfied from funds in the IPO trust account and which could result in depletion of the IPO trust account, which would reduce a stockholder’s pro rata portion of the IPO trust account upon liquidation.

Q. If I am not going to attend the special meeting in person, should I return my proxy card instead?	A. Yes. After carefully reading and considering the information in this document, please fill out and sign your proxy card. Then return it in the enclosed envelope as soon as possible, so that your shares may be represented at the special meeting.

Q. What will happen if I abstain from voting or fail to vote?	A. Abstaining or failing to vote will have the same effect as a vote against the Extension Amendment, except that it will not count toward the 20% or more “against” vote that, together with a conversion election with respect to 20% or more of the Public Shares, would result in the Amendment’s abandonment, and you would be unable to exercise any conversion rights upon approval of the Extension Amendment (although you would retain the right to exercise conversion rights if the HollySys acquisition is approved, and you voted against it).

Q. How do I change my vote?	A. Deliver a later-dated, signed proxy card to Chardan North’s secretary prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Chardan North located at 625 Broadway, Suite 1111, San Diego, California 92101 Att: Secretary.

Q. If my shares are held in “street name,” will my broker automatically vote them for me?	A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q. Who can help answer my questions?	A. If you have questions, you may write or call Chardan North China Acquisition Corporation, 625 Broadway, San Diego, California 92101. The phone number is (619) 795-4627.

SUMMARY

This section summarizes information related to the proposals to be voted on at the special meeting. These matters are described in greater detail elsewhere in this proxy statement. You should carefully read this entire proxy statement and the other documents to which it refers you. See “Where You Can Find More Information.”

Your Company

Chardan North is a “blank check” Delaware corporation formed to identify and acquire an operating business with principal operating facilities located in any city or province north of the Yangtze River. On August 10, 2005, Chardan North, consummated an IPO from which approximately $29.8 million of net proceeds was placed in the IPO trust account (including funds received from the exercise of the over-allotment option). If the proposed HollySys acquisition is consummated, the funds remaining in the IPO trust account (after payments to Public Shareholders who vote against the Extension Amendment and the exercise of conversion rights by holders of less than 20% of the Public Shares) will be released to the combined company. Net proceeds from the IPO not deposited in the IPO trust account (approximately $1.1 million) have already been used to pay expenses incurred in Chardan North’s pursuit of a business combination.

Through March 31, 2007, Chardan North had incurred a total of approximately $1,800,000 of expenses. The most significant expenses incurred to that date include $66,700 for consultants to Chardan North who have assisted with due diligence reviews of business combination targets, approximately $350,000 in travel expenses, office expenses of $150,000 payable to Chardan Capital LLC, approximately $832,000 in professional fees and approximately $115,000 in premiums for officer and director insurance.

As of March 31, 2007, we had $23,145 of cash outside of the IPO trust account. After deducting accrued expenses of $257,262 and taxes payable of $232,100, as of that date we had no remaining cash outside the IPO trust account available for general and administrative expenses and fees and expenses required to complete the proposed HollySys acquisition, including legal and accounting fees. We will not be able to consummate the acquisition without receiving additional funds and/or reaching agreements with our professional service providers to defer their fees and expenses (in addition to those fees and expenses that are included in accrued expenses). We expect these expenses will ultimately be borne by the combined company if the proposed HollySys acquisition is completed. If they are not, they would be subject to the indemnification obligations that each of Dr. Richard Propper and Messrs. Kerry Propper, Li Zhang and Jiangnan Huang have to the Company. If these obligations are not met in full or at all, it is possible that vendors or service providers could seek to recover these expenses from the IPO trust account, which could ultimately deplete the IPO trust account and reduce a stockholder’s pro rata portion of the IPO trust account upon liquidation from the current amount. See “Enforceability of Civil Liabilities Against Non-U.S. Persons,” below.

If the Extension Amendment is not Approved

If the Extension Amendment is not approved and Chardan North does not consummate a business combination by August 10, 2007, it is required by its charter to take all actions necessary to liquidate and dissolve as soon as reasonably practicable. The proposed acquisition of HollySys is the only business combination that Chardan North could complete by that date.

We are not asking you to pass on the proposed acquisition at this time. You have the specific right to vote on the proposed HollySys acquisition, and we expect to present it for your vote in the near future.

The mailing address of Chardan North’s principal executive office is 625 Broadway, Suite 1111, San Diego, California 92101, and its telephone number is (619) 795-4627.

The Proposed Acquisition

As previously announced on February 2, 2006, we entered into a Stock Purchase Agreement (“Agreement”) to acquire a controlling interest in Gifted Time Holdings, a holding corporation formed under the laws of the British Virgin Islands that owns a controlling interest in Beijing HollySys Company, Limited and Hangzhou HollySys Automation, Limited operating companies in the People’s Republic of China that are known collectively as “HollySys”. HollySys is a leading automation systems provider in the PRC, developing a number of core technologies and completing over 3000 projects utilizing a wide array of automation products.

In connection with the acquisition of Gifted Time Holdings we plan to merge our company with and into a wholly-owned subsidiary formed under the laws of the British Virgin Islands, with the name HLS Systems International Ltd (“HLS”) for the purposes of re-domestication of our company to the British Virgin Islands. Pursuant to the Agreement, the sole common stockholder of Gifted Time Holdings will receive $30,000,000 in cash, a portion of which will be deferred, and an aggregate of 22,200,000 shares of HLS for all the outstanding common stock of Gifted Time Holdings. As additional consideration, the sole common stockholder of Gifted Time Holdings will be issued up to an aggregate of 11,000,000 shares of HLS Common Stock (2,000,000 per year for fiscal years 2007 through 2010 and 3,000,000 per year for fiscal year 2011) on an all-or-none basis each year for each of the five fiscal years beginning with fiscal 2007, only in the event that, on a consolidated basis, HLS generates after tax profits meeting certain predetermined threshold amounts (“Performance Criteria”) for each of fiscal years 2007 through 2011.

In addition, Gifted Time Holdings has 1,300,000 shares of Series A Preferred Stock outstanding. It is contemplated that after the closing of the HollySys acquisition, the holders of this preferred stock will be offered an opportunity to exchange each share of their preferred stock for a share of the common stock of HLS.

Following the consummation of the Agreement, if no Public Shareholders demand that Chardan North convert shares into a pro rata portion of the IPO trust account and the holders of the Series A Preferred Stock exchange all of their shares for common stock of HLS, stockholders of Chardan North will own approximately 23% of HLS’s issued and outstanding shares of common stock. If one or more Public Shareholders vote against the Extension Amendment or the stock purchase proposal and demand that Chardan North convert their shares into a pro rata portion of the trust account, Chardan North’s stockholders will own less than approximately 23% of HLS’s issued and outstanding shares of common stock. If HLS meets the Performance Criteria, an additional 11,000,000 shares will be issued to the sole stockholder of Gifted Time Holdings, which, assuming there are no other issuances of stock or exercise of outstanding warrants and no conversion of the Public Shares, would reduce the percentage of HLS held by Chardan North’s current stockholders to approximately 18%.

Procedure. If the Extension Amendment is approved, Chardan North expects to call a special meeting of stockholders to approve the acquisition in the near future. Under Chardan North’s charter, the holders of a majority of the Public Shares cast at the special meeting of stockholders must approve the proposed acquisition. Upon receipt of the affirmative vote of the holders of a majority of Public Shares cast at the special meeting of stockholders (unless holders of 20% or more of the Public Shares vote against the acquisition and request conversion of their shares into pro rata portions of the IPO trust account pursuant to Chardan North’s charter), Chardan North will consummate the acquisition pursuant to the terms of the Agreement.

Under the terms of the proposed Extension Amendment, Chardan North Public Shareholders holding up to 20% of the Public Shares may vote against the proposals and elect to convert their Public Shares into a portion of the IPO trust account. (If holders of 20% or more of the Public Shares so elect, Chardan North’s Board of Directors will abandon the Extension Amendment, notwithstanding approval of a majority of its outstanding shares). If the maximum permissible number of Public Shares elect conversion at the Extension Amendment vote without its being abandoned, a total of approximately $[    ] of the IPO trust account would be disbursed, leaving approximately $[    ]. If the Extension Amendment is approved and the proposed HollySys acquisition is presented to Chardan North stockholders for approval, Public Shareholders who did not vote against and convert their Shares in connection with the Extension Amendment will have the same right to vote against the proposed acquisition and convert their Shares. If the maximum permissible number of Public Shares elect conversion at the acquisition proposal without its being abandoned, approximately another $[    ] of the IPO trust account would be disbursed, leaving approximately $[    ] available for the acquisition of HollySys. Because of the two separate opportunities for Public Shareholders to exercise conversion, it is possible that the total amounts distributed on conversion to Public Shareholders could exceed the amount that would be distributed to dissenters from the proposed acquisition had it been approved before August 10,

2007 (without a previous vote on the Extension Amendment), resulting in less cash retained by HLS to meet its existing obligations and for use as operating capital, subsequent to the closing of the HollySys business combination. Chardan North believes that whatever that excess might be, it would be immaterial to the combined company after consummation of the HollySys acquisition.

As noted in “The Extension Amendment — Possible Claims Against and Impairment of the IPO Trust Account,” below, the Extension Amendment will result in the Company’s incurring substantial additional transaction expenses, and may also result in securities law and other claims being made against the Company whose holders might seek to have the claims satisfied from funds in the IPO trust account. The Company believes that, if the Extension Amendment is approved and no material liabilities are sought to be satisfied from the IPO trust account, any resulting conversions by Public Shareholders (or a liquidation, if dissenting votes exceed 20%) would have no adverse effect on them, because they would receive the same amounts they would if Chardan North were liquidated on August 10, 2007, and, if the proposed acquisition is later disapproved, its stockholders at that time would receive the same liquidation proceeds as if Chardan North were liquidated as of August 10, 2007 (excluding additional interest earned between that date and the disapproval or November 10, 2007). Chardan North stockholders who remain such at consummation of the HollySys acquisition would, however, be owners of a company whose cash resources had been reduced from those anticipated, at the time the Agreement was signed, to be available for that acquisition. If material liabilities are sought to be satisfied from the IPO trust account, however, its cash resources could possibly be reduced or subject to reduction beyond the reduction resulting from stockholder conversions, which could result in the reduction of a stockholder’s current pro rata portion of the IPO trust account upon liquidation. Chardan North believes that whatever that reduction might be, however, it would be immaterial to the combined company. Moreover, attendant litigation could result in delay in the availability of IPO trust account funds for use by the Company in completing the HollySys acquisition.

In connection with the Company’s IPO, Dr. Richard Propper and Messrs. Kerry Propper, Li Zhang and Jiangnan Huang agreed to indemnify Chardan North to the extent necessary to ensure that certain liabilities do not reduce funds in the IPO trust account. They have reaffirmed those obligations in light of the proposed Extension Amendment, and the obligations remain in effect and extend to transaction expenses to be incurred in connection with Chardan North’s seeking to complete the HollySys acquisition as well as the costs of defending claims referred to in the preceding paragraph. Since they are not collateralized or guaranteed, however, Chardan North cannot assure you that Dr. Richard Propper and Messrs. Kerry Propper, Li Zhang and Jiangnan Huang would be able to discharge their obligations if material liabilities are sought to be satisfied from the IPO trust account. See also “Enforceability of Civil Liabilities Against Non-U.S. Persons,” below.

In summary, the current timeline, subject to approval of the Extension Amendment, will involve:

•	completing the review process with respect to the proxy materials which were first submitted to the Securities and Exchange Commission on March 30, 2006;
•	establishing a meeting date and record date for considering the proposed acquisition, and distributing proxy materials to stockholders;
•	holding a special meeting to consider the proposed acquisition; and
•	consummating the acquisition of HollySys pursuant to the terms of the Agreement.

The Extension Amendment. Chardan North is proposing to amend its charter to:

•	eliminate the provision that purports to prohibit amending its “business combination” provisions;
•	extend the date before which Chardan North must complete a business combination, to avoid being required to liquidate, from August 10, 2007 to November 10, 2007; and
•	allow holders of up to 20% of the Public Shares who vote against the Extension Amendment and elect conversion to convert their Public Shares into cash held in the IPO trust account.

At the time the Extension Amendment becomes effective, we will also amend the IPO trust agreement to prohibit any further changes in the distribution of IPO trust account funds unless each and every Chardan North stockholder specifically agrees in writing to such change. This amendment effectively precludes any additional extension of the period in which Chardan North is permitted to consummate a business combination and further precludes any delay in the liquidation of the IPO trust account in the event Chardan North does not consummate the HollySys acquisition within such time period. If those amendments are not completed by August 10, 2007, the trust agreement contemplates that the trustee will, after that date, and unless it has received appropriate disbursement instructions from the Company, deposit the funds in the IPO trust account with the United States District Court for the Northern District of New York. If the trustee does so, the Company would seek to have the funds distributed from the Court into an alternative trust arrangement with another suitable trustee that is consistent with the current IPO trust agreement and effectuates these amendments. This process might result in a delay in making conversion payments to Public Shareholders who vote against the Extension Amendment or the HollySys acquisition and elect conversion or who are entitled to liquidation proceeds from the IPO trust account, and would also result in additional expense to the Company which, if not indemnified by Dr. Propper and Messrs. Propper, Li and Huang, could be sought to be recovered from the IPO trust account. This in turn might reduce the amount of the pro rata portion of the IPO trust account to which Public Shareholders electing conversion or upon liquidation would be entitled.

Extending the period during which Chardan North could consummate a business acquisition was not contemplated by its initial public offering (IPO) prospectus. Since the completion of its initial public offering, Chardan North has been dealing many of the practical difficulties associated with the identification of a business combination target, negotiating the attendant business terms, conducting the related due diligence and obtaining the necessary audited US GAAP financial statements. During the course of its search for a candidate, commencing promptly upon completion of its IPO, Chardan North identified, evaluated and entered into discussions with several companies. In particular, after closing the IPO in August 2005, Chardan North identified seven candidates for a potential transaction, however, discussions with those candidates never progressed beyond the preliminary stages. The Company first met with management of HollySys in August 2005 and entered into an agreement in principal on November 27, 2005 with respect to a business combination. From the end of November 2005 until February 2, 2006, Chardan North, while also involved in due diligence activities, engaged in negotiations with HollySys. The Stock Purchase Agreement resulting from those negotiations was entered into on February 2, 2007. The Stock Purchase Agreement was subsequently amended on March 25, 2006, June 5, 2006, December 20, 2006 and February 9, 2007. Adoption of the Extension Amendment would give Chardan North the opportunity to complete the acquisition (subject to the approval of holders of Public Shares).

As Chardan North believes the HollySys transaction to be in the best interests of its stockholders, and because there is a possibility that Chardan North will not be able to conclude the business combination with Gifted Time Holdings by August 10, 2007, Chardan North has determined to seek stockholder approval to extend the time for the closing the transaction beyond August 10, 2007 to November 10, 2007. If the Extension Amendment is approved, Chardan North expects to seek stockholder approval of the proposed acquisition of HollySys in the near future.

In all events, Public Shareholders will remain entitled to share in the liquidation of the IPO trust account if the proposed acquisition is not completed.

Chardan North’s charter purports to prohibit amendment to certain of its provisions, including any amendment that would extend the August 10, 2007 deadline. The Company’s IPO prospectus did not suggest in any way that this charter provision, or the charter’s other business combination procedures, were subject to change. We believe that these charter provisions were included to protect Chardan North stockholders from having to sustain their investments for an unreasonably long period, if Chardan North failed to find a suitable acquisition in the timeframe contemplated by the charter, and the application of those investments without the stockholder review customarily provided for them. We also believe, however, that given Chardan North’s expenditure of time, effort and money on the proposed HollySys acquisition, circumstances warrant providing those who believe they might find HollySys to be an attractive investment an opportunity to consider the HollySys transaction, inasmuch as Chardan North is also affording stockholders who wish to terminate their investments as originally contemplated the opportunity to do so as well. Accordingly, we believe that the Extension Amendment is consistent with the spirit in which Chardan North offered its securities to the public.

Chardan North has received an opinion from special Delaware counsel, Potter Anderson & Corroon LLP, concerning the validity of the Extension Amendment. Chardan North did not request Potter Anderson & Corroon LLP to opine on whether the clause currently contained in its charter prohibiting amendment of Article SIXTH prior to consummation of a business combination was valid when adopted, and in light of its current financial condition, the Company has not sought advice of counsel on that question from any other source. Potter Anderson concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth therein, that “the proposed Amendment to Article SIXTH of the Certificate of Incorporation, if duly approved by the Board of Directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.” A copy of Potter Anderson & Corroon LLP’s opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

Possible Claims Against and Impairment of the IPO Trust Account. You should be aware that because extending the period during which Chardan North could consummate a business acquisition was not contemplated by its IPO prospectus, you may have securities law claims against the Company for rescission (under which a successful claimant has the right to receive the total amount paid for his or her shares pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Rescission and damages claims would not necessarily be finally adjudicated by the time the HollySys acquisition may be completed, and such claims would not be extinguished by consummation of that transaction. Such claims may entitle stockholders asserting them to more than the pro rata shares of the IPO trust account to which they are entitled on conversion or liquidation. Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in Chardan North’s IPO, might seek to have the claims satisfied from funds in the IPO trust account. If proposing the Extension Amendment results in the Company’s incurring material liability as a result of potential securities law claims, the IPO trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the IPO trust account is diminished and holders of Public Shares who do not elect conversion at the Extension Amendment vote but elect conversion at the acquisition vote would not receive a lesser amount as their pro rata portion of the IPO trust account, which might not be sufficient to satisfy a rescission or damages award. Chardan North cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, attendant litigation could result in delay in payments to Public Shareholders of IPO trust account funds on conversion or liquidation.

Aside from possible securities law claims against the Company, you should also be aware that if the Extension Amendment is approved, the Company will incur substantial expenses in seeking to complete the HollySys acquisition, in addition to expenses incurred in proposing the Extension Amendment. The Company currently has no funds outside the IPO trust account. We will not be able to consummate the acquisition without receiving additional funds and/or reaching agreements with our professional service providers to defer their fees and expenses (in addition to those fees and expenses that are included in accrued expenses). We expect these expenses will ultimately be borne by the combined company if the proposed HollySys acquisition is completed. If they are not, they would be subject to the indemnification obligations that each of Dr. Richard Propper and Messrs. Kerry Propper, Li Zhang and Jiangnan Huang have to the Company. If these obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the IPO trust account, which could ultimately deplete the IPO trust account and reduce a stockholder’s current pro rata portion of the IPO trust account upon liquidation. See “Summary  — Enforceability of Civil Liabilities Against Non-U.S. Persons,” below. Moreover, attendant litigation could result in a delay in payments to Public Shareholders of IPO trust account funds on conversion or liquidation. This could result in further depletion of the IPO trust account, which would reduce a stockholder’s pro rata portion of the IPO trust account upon liquidation.

In general under U.S. federal and state securities laws, material misstatements and omissions in a prospectus may give rise to rights of rescission in favor of, or claims for damages by, persons who purchased securities pursuant to the prospectus. As a result, it is possible that adopting the Extension Amendment may result in claims being made against the Company whose holders might seek to have the claims satisfied from funds in the IPO trust account. Because of its current financial condition and its belief, based on general advice from its legal and financial advisors, that the circumstances of the proposed Extension Amendment may be unique, it has not made or requested of its advisors a formal comprehensive analysis of its potential liability for any such misstatements or omissions. Since rescission generally provides successful claimants with the right to recover the entire purchase price of their securities, however, holders of Public Shares who successfully claim rescission could be awarded approximately up to $6.00 per Share, based on the initial offering price of the Units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them and plus interest from the date of Chardan North’s IPO, in exchange for surrender of their Public Shares. In general, a claim for rescission must be made by a person who purchased shares pursuant to a defective prospectus or other representation, and within the applicable statute of limitations period, which, for claims made under federal law (Section 12 of the Securities Act) and most state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the HollySys acquisition may be completed, and such claims would not be extinguished by consummation of that transaction.

If Chardan North were to become subject to such claims as a result of the Extension Amendment, the IPO trust account could be depleted by those claims (in addition, as discussed above, to other claims for goods purchased, services rendered or other matters in connection with its efforts to complete the HollySys acquisition) to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the IPO trust account is diminished and holders of Public Shares who do not elect conversion at the Extension Amendment vote but elect conversion at the acquisition vote would receive a lesser amount as their pro rata portion of the IPO trust account, which might not be sufficient to satisfy a rescission or damages award if the proposed acquisition is not approved and completed.

Depletion of the IPO trust account as a result of claims being made against it as described above could have the consequence of holders of Public Shares not receiving the same amount in the distribution to them of the pro rata portion of the IPO trust account if no such claims had been made. This could happen if liabilities to which the Company becomes subject as a result of the Extension Amendment or otherwise are satisfied from funds in the IPO trust account and the combined resources of Dr. Richard Propper and Messrs. Kerry Propper, Li Zhang and Jiangnan Huang are insufficient or unavailable to indemnify the Company for the full amount thereof on liquidation of the Company. If the acquisition is approved and consummated, such depletion of the IPO trust account could have such consequence if liabilities are satisfied from funds in the IPO trust account and the combined resources of the company and Dr. Richard Propper and Messrs. Kerry Propper, Li Zhang and Jiangnan Huang, together, are insufficient or unavailable to indemnify the Company for the full amount of such liabilities.

If Chardan North’s IPO trust account is not depleted by liabilities for securities law claims or other expenses, all Public Shareholders would receive, upon conversion or liquidation, approximately $[5.49] per Share plus interest earned on the IPO trust account to the distribution record date. This per-Share amount may be less than the possible per-Share amount of a successful rescission claim, which could be approximately $6.00, minus any amount received from sale of the originally-attached warrants. (A rescission award may also bear interest at a higher rate than that earned on IPO trust account funds.) Public Shareholders would also, however, incur costs in prosecuting such claims, which would reduce the per-Share amount they realize. The Company has not sought expert opinion about the possible magnitude of such costs.

Chardan North has structured the Extension Amendment to preserve the investment proposition set forth in its IPO prospectus to stockholders who desire it (specifically, by giving them the right to convert now and to defeat the Extension Amendment on the same terms as are provided for the business acquisition itself). This is designed to limit the potential damages, but it is impossible to predict how courts will rule in such a case. A further deterrent to the bringing of a rescission claim is the significant costs that shareholders would incur in prosecuting those claims.

In view of the foregoing, Chardan North’s Board of Directors believes that it is in the best interests of Chardan North’s stockholders to propose the Extension Amendment.

The Special Meeting

Date, Time and Place. The special meeting of Chardan North’s stockholders will be held at 10:00 a.m., Eastern time, on August 7, 2007, at the offices of Chardan North at 625 Broadway, Suite 1111, San Diego, California 92101.

Voting Power; Record Date. You will be entitled to vote or direct votes to be cast at the special meeting, if you owned Chardan North common stock at the close of business on July 9, 2007, the record date for the special meeting. You will have one vote per proposal for each Chardan North share you owned at that time. Chardan North warrants do not carry voting rights.

Votes Required. In accordance with Public Shareholders’ conversion rights under Chardan North’s charter, if holders of 1,150,000 or more Public Shares (20% of the total) vote against the proposed HollySys acquisition and elect to convert their Public Shares into a portion of Chardan North’s IPO trust account, Chardan North will not complete the acquisition and the Company will be liquidated, with the amount remaining in the IPO trust account returned to all holders of Public Shares. Consistent with that provision, if holders of 1,150,000 or more Public Shares vote against the Extension Amendment and exercise their conversion rights, Chardan North’s Board of Directors will abandon the amendment, notwithstanding approval by the holders of a majority of its outstanding shares. Chardan North will, at that point, most likely liquidate unless it has reason to believe it can conclude the HollySys acquisition by August 10, 2007. If fewer than 1,150,000 Public Shares are voted against the Extension Amendment and elect conversion, Chardan North will afford Public Shareholders so voting the opportunity to receive, at the time the amendment becomes effective, and in exchange for surrender of their Shares, a pro rata portion of the IPO trust account, as if they had voted against a business combination proposal. Your approval of the third component of the Extension Amendment will constitute your consent to use of IPO trust account proceeds to pay such amounts to Public Shareholders in lieu of conversion or liquidation proceeds to which they would otherwise be entitled. This use requires amendment of the trust agreement governing the IPO trust account, which the Company is currently negotiating with the IPO trust account trustee. At the time the Extension Amendment becomes effective, we will also amend the IPO trust agreement to prohibit any further changes in the distribution of IPO trust account funds unless each and every Chardan North stockholder specifically agrees in writing to such change. This amendment effectively precludes any additional extension of the period in which Chardan North is permitted to consummate a business combination and precludes any delay in the liquidation of the IPO trust account in the event Chardan North does not consummate the HollySys acquisition within such time period. The right of remaining holders of Public Shares to have them converted into IPO trust account funds, upon consummation of a business combination that they vote against, will remain unchanged.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Chardan North’s Board of Directors will abandon the Extension Amendment unless all are approved by stockholders.

Subject to the foregoing, approval of the Extension Amendment will require the affirmative vote of holders of a majority of Chardan North’s outstanding common stock, including holders of a majority of the Public Shares outstanding on the record date and voting in person or by proxy at the meeting, voting for all components of the Extension Amendment. Under Delaware law and the Company’s by-laws, no other business may be transacted at the special meeting.

At the close of business on June 5, 2007, there were 7,000,000 shares of Chardan North common stock outstanding (including the 1,250,000 Private Shares held by stockholders prior to Chardan North’s IPO and

5,750,000 Public Shares), each of which entitles its holder to cast one vote per proposal, although the holders of the Private Shares have agreed to vote those shares in the same manner as the majority of the Public Shares are voted.

If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against it. If the Extension Amendment is approved (and not abandoned), you will be entitled to convert your Public Shares into IPO trust account proceeds only if you voted against each proposal of the Extension Amendment and elect conversion (or if you subsequently exercise your conversion rights after voting against the HollySys acquisition).

If you vote FOR the Extension Amendment or abstain or do not vote on it, you will retain your right to convert your Public Shares into a pro rata portion of the IPO trust account, if the business combination is approved and you elect conversion. You will be entitled to exercise your conversion right with respect to the acquisition only if you

•	vote against the acquisition as and when formally proposed to stockholders;
•	continue to hold your shares through the consummation of the acquisition; and then
•	tender your stock certificate(s).

As explained in “The Extension Amendment — Possible Claims Against and Impairment of the IPO Trust Account,” above, however, the Extension Amendment may result in claims against the Company whose holders might seek to have the claims satisfied from funds in the IPO trust account and which could result in depletion of the IPO trust account, which would reduce a stockholder’s pro rata portion of the IPO trust account upon liquidation. Moreover, attendant litigation could result in delay in payments to Public Shareholders of IPO trust account funds on conversion or liquidation. Upon exercising your conversion rights with respect to your Public Shares, you will no longer own them. Do not send your stock certificates with your proxy at this time.

Whether or not the Extension Amendment is approved, if the acquisition is not completed by the date specified in Chardan North’s charter (including any later date if the Extension Amendment is approved), all Public Shareholders will be entitled to share in the liquidation of the IPO trust account.

Proxies; Board Solicitation. Your proxy is being solicited by the Chardan North Board of Directors on the proposals to approve the Extension Amendment being presented to stockholders at the special meeting. Proxies may be solicited in person or by mail. If you grant a proxy, you may still vote your shares in person, if you revoke your proxy before the special meeting.

Stock Ownership

As of June 5, 2007, Chardan North’s stockholders prior to its IPO, and their affiliates, beneficially owned and were entitled to vote 1,250,000 shares of Chardan North’s common stock, with an aggregate market value of $9,187,500 based on its price of $7.35 per share as of June 28, 2007, and constituting approximately 18% of Chardan North’s issued and outstanding common stock.

Based upon filings made with the Securities and Exchange Commission under Section 13(d) or Section 16(a) of the Exchange Act on or before March 31, 2007, Chardan North is aware of the following beneficial owners of more than 5% of any class of its voting securities who are listed in the table below.

Name and Address of Beneficial Owner	Shares of Chardan North Common Stock	Approximate Percentage of Outstanding Common Stock(1)
Richard D. Propper, M.D.(2)	749,474	10.7%
Craig Samuels(3)	988,600	14.1%
Jeffrey L. Feinberg(4)	2,260,903	32.3%
Jack Silver(5)	1,573,400	22.5%
Royce & Associates, LLC(6)	416,700	5.95%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. These amounts exclude shares issuable upon exercise of warrants that are not exercisable and are not expected to be exercisable within 60 days of March 31, 2007.
(2)	The business address of Dr. Propper is 625 Broadway, Suite 111, San Diego, California 92101.
(3)	Mr. Samuels’ shares of Chardan Common Stock represent 988,600 shares issuable upon exercise of warrants. This information is derived from a Schedule 13G filed by the above person with the SEC on February 12, 2007.
(4)	Mr. Feinberg’s shares of Chardan Common Stock include 841,580 shares issuable upon exercise of warrants. The securities reported as held by Mr. Feinberg represent shares of Common Stock held by Mr. Feinberg in his personal account; JLF Partners I, L.P., JLF Partners II, L.P. and JLF Off Shore Fund, Ltd. to which JLF Asset Management LLC serves as the management company and/or investment manager. Mr. Feinberg is the managing member of JLF Asset Management, LLC. The business address of Mr. Feinberg and these entities is 2775 Via de la Valle, Suite 204, Del Mar, California 92014. This information is derived from a Form 3 filed by the above persons with the SEC on March 7, 2007, a Form 4 field by the above persons with the SEC on March 7, 2007 and a Schedule 13G/A filed by the above persons with the SEC on February 13, 2007.
(5)	The business address of Mr. Silver is SIAR Capital LLC, 660 Madison Avenue, New York, New York 10021. These shares include (i) 164,000 shares held by Sherleigh Associates, Inc. profit sharing plan (“Sherleigh Profit”), a trust of which Mr. Silver is the trustee, (ii) 200,000 shares held by Sherleigh Associates, Inc. defined benefit plan (“Sherleigh Defined”), (iii) 774,400 shares issuable upon exercise of warrants held by Sherleigh Profit and (iv) 435,000 shares issuable upon exercise of warrants held by Sherleigh Defined which provide that they may not be exercised until the consummation of a business combination. The foregoing information is derived from a Schedule 13G/A filed with the SEC on February 14, 2007.
(6)	The business address of Royce & Associates, LLC is 141 Avenue of the Americas, New York, NY 10019. The foregoing information is derived from a Schedule 13G/A filed with the SEC on January 19, 2007.

None of the above stockholders has any voting rights that are different from the voting rights of any other stockholders, except that with respect to 749,474 shares beneficially owned by Dr. Propper, he has agreed to vote those shares in the manner as the majority of the Public Shares vote with regard to the acquisition and related matters.

Chardan North’s Recommendation; Interests of Chardan North’s Management and Others

After careful consideration of all relevant factors, Chardan North’s Board of Directors has determined that the Extension Amendment is fair to, and in the best interests of, Chardan North and its stockholders. The Board of Directors has approved and declared advisable the proposal to approve it, and recommends that you vote or direct that your vote to be cast “FOR” such adoption. The Board did not obtain a fairness opinion.

When you consider the Board’s recommendation, you should keep in mind that Chardan North’s directors and officers who are all pre-IPO stockholders have interests in the proposed HollySys acquisition that are different from, or in addition to, yours. These interests include the following:

•	If the Extension Amendment is not approved and Chardan North fails to consummate the acquisition of HollySys within the time allotted by its Certificate of Incorporation, Chardan North would be required to liquidate. In such event, the shares of common stock held by Chardan North’s directors and officers would be worthless, because Chardan North’s directors and officers are not entitled to receive any of the liquidation proceeds, and the warrants they hold to acquire 220,000 shares of Chardan North’s common stock at an exercise price of $5.00 per share will expire worthless. These warrants have a market value of $2.70 per warrant, based on the closing price on June 28, 2007.
•	Chardan North’s executives and directors and certain of their affiliates own a total 1,250,000 shares of Chardan North common stock that have a market value of $9,187,500 based on Chardan North’s share price of $7.35 as of June 28, 2007. However, as Chardan North’s directors and executives are contractually prohibited from selling their shares prior to August 2, 2008 (during which time the value of the shares may increase or decrease), it is impossible to determine what the financial impact of the stock purchase will be on Chardan North’s directors and executives.

•	The transactions contemplated by the stock purchase agreement provide that Kerry Propper will be a director of HLS.
•	The possibility that Dr. Richard Propper and Messrs. Kerry Propper, Li Zhang and Jiangnan Huang will be required to perform their obligations under the indemnity agreements referred to in “The Proposed Acquisition — Procedure,” above, will be substantially increased. Proposing the Extension Amendment, however, also creates the possibility that the Company will incur substantial transaction expenses beyond August 10, 2007 in completing the proposed HollySys acquisition, in addition to those already incurred, for which Dr. Richard Propper and Messrs. Kerry Propper, Li Zhang and Jiangnan Huang might be called upon to perform their indemnity obligations. In other words, if the Extension Amendment is approved, Dr. Richard Propper and Messrs. Kerry Propper, Li Zhang and Jiangnan Huang will incur additional potential liability before they know whether their indemnity obligations will be called upon or not.
•	All rights specified in Chardan North’s certificate of incorporation relating to indemnification by Chardan North of its directors and executive officers and rights of Chardan North’s directors to be exculpated from monetary liability with respect to prior acts or omissions, will not be affected by the Extension Amendment and will continue after the acquisition. If the Extension Amendment is not approved and Chardan North liquidates, its ability to perform its obligations under those provisions will be substantially impaired, however, since it will cease as a result of being required to be liquidated and dissolved. If the Extension Amendment is approved and the proposed HollySys acquisition ultimately completed, the combined company’s ability to perform such obligations will probably be substantially enhanced, and the possibility that Dr. Richard Propper and Messrs. Kerry Propper, Li Zhang and Jiangnan Huang will be required to perform their obligations under the indemnity agreements referred to above will be substantially lessened. As noted above, however, their potential indemnity liability will increase before they know whether their indemnity obligations will be called upon or not.
•	As described in “The Proposed Extension Amendment — Board Consideration and Approval,” the Company’s financial, legal and other advisors have rendered services for which they may not be paid if the Extension Amendment is not approved, and certain of them may have the opportunity to provide additional services to Chardan North in the future.

Enforceability of Civil Liabilities Against Non-U.S. Persons

Gifted Time Holdings is incorporated under the laws of the British Virgin Islands, and its operating companies are incorporated under the laws of the PRC and operate only in the PRC. Substantially all of the assets of Gifted Time Holdings’ subsidiary HollySys and its Chinese operating companies will be located in the PRC, and the majority of its officers and directors are resident outside the United States. Although China and the United States are signatories to the 1965 Hague Convention on the Service Abroad of Judicial and Extra Judicial Documents in Civil and Commercial Matters, service under this treaty is cumbersome and time consuming and may not result in adequate notice, such that any judgment based on service thereunder may be reopened, relitigated and overturned. Therefore, an investor should understand it is not likely that service of process upon the company or its subsidiaries, its officers and directors, its assets and experts will be obtainable within the United States or for actions originating in the United States.

It will be difficult for investors to enforce outside the United States a judgment against HLS or its Chinese operating companies or its assets obtained in the United States in any actions, including actions predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any State of the United States. In addition, the directors and executive officers and certain of the experts named in this proxy are resident outside the United States, and all or a substantial portion of the assets of these persons are or may be located outside the United States. Therefore, it may not be possible for investors to effect service of process within the United States upon them, or to enforce against them any judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States.

The difficulty of enforcing a judgment of a United States court in the PRC where most of the assets of the Company are located and which is the residence of most of the directors and officers of the company, stems from the lack of any official arrangement providing for judicial assistance to the enforcement of judgments of courts of the United States in the PRC. The PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts within the United States. In the absence of such a treaty, judgments of United States courts will not be enforced in the PRC without review of the merits of the claims and the claims brought in the original action in the United States court will have to be re-litigated on their merits.

Likewise, administrative actions brought by regulatory authorities, such as the SEC, and other actions that result in foreign court judgments, could (assuming such actions are not required by PRC law to be arbitrated) only be enforced in the PRC if such judgments or rulings do not violate the basic principles of the law of the PRC or the sovereignty, security and public interest of the society of China, as determined by a People’s Court of China that has jurisdiction for recognition and enforcement of judgments.

We have been advised that there is doubt as to the enforceability in the PRC of any actions to enforce judgments of United States or British Virgin Islands courts arising out of or based on the ownership of the securities of HLS, including judgments arising out of or based on the civil liability provisions of United States federal or state securities laws, and as to whether PRC courts would enforce, in original actions, judgments against HLS, its directors and officers and assets in the PRC predicated solely upon the federal securities laws of the United States. An original action may be brought in the PRC against HLS or its subsidiaries or its directors and officers only if the actions are not required to be arbitrated by PRC law and only if the facts alleged in the complaint give rise to a cause of action under PRC law. In connection with such an original action, a PRC court may award civil liability, including monetary damages.

THE SPECIAL MEETING

Chardan North is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting in connection with the proposed Extension Amendment. This proxy statement provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place. We will hold the special meeting at 10:00 a.m., Pacific time, on August 7, 2007, at the offices of Chardan North located at 625 Broadway, Suite 1111, San Diego, California 92101, to vote on the proposals to approve the Extension Amendment.

Purpose. At the special meeting, holders of Chardan North common stock will be asked to approve the three components of the Extension Amendment. Your approval of the third component of the Extension Amendment will constitute your consent to use of Chardan North IPO trust account proceeds to pay, at the time the Amendment becomes effective, and in exchange for surrender of their Public Shares, pro rata portions of the IPO trust account to Public Shareholders voting against the Extension Amendment in lieu of conversion or liquidation proceeds to which they would otherwise be entitled. This use requires amendment of the trust agreement governing the IPO trust account. At the time the Extension Amendment becomes effective, we will also amend the IPO trust agreement to prohibit any further changes in the distribution of IPO trust account funds unless each and every Chardan North stockholder specifically agrees in writing to such change. The purpose of this amendment is to effectively preclude any additional extension of the period in which Chardan North is permitted to consummate a business combination and further preclude any delay in the liquidation of the IPO trust account in the event Chardan North does not consummate the HollySys acquisition within such time period.

We would also be required to amend the IPO trust account to permit conversion payments to Public Shareholders who vote against the Extension Amendment and elect conversion. If the amendments are not made by August 10, 2007, the trust agreement contemplates that the trustee will, after that date, and unless it has received appropriate disbursement instructions from the Company, deposit the funds in the IPO trust account with the United States District Court for the Northern District of New York. If the trustee does so, the Company would seek to have the funds distributed from the Court into an alternative trust arrangement with another suitable trustee that is consistent with the current IPO trust agreement and effectuates these amendments. This process might result in a delay in making conversion payments to Public Shareholders who vote against the Extension Amendment or the HollySys acquisition and elect conversion or who are entitled to liquidation proceeds from the IPO trust account, and would also result in additional expense to the Company which, if not indemnified by Dr. Richard Propper and Messrs. Kerry Propper, Li Zhang and Jiangnan Huang could be sought to be recovered from the IPO trust account. This in turn might reduce the amount of the pro rata portion of the IPO trust account to which Public Shareholders electing conversion or upon liquidation would be entitled.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Chardan North’s Board of Directors will abandon the Extension Amendment unless all are approved by stockholders.

Chardan North’s Board of Directors has determined that the Extension Amendment is fair to and in the best interests of Chardan North and its stockholders, approved and declared it advisable, and recommends that Chardan North stockholders vote “FOR” each proposal of the Extension Amendment.

Because of the business combination provisions of Chardan North’s charter, if the proposed business combination with Gifted Time Holdings is not completed by August 10, 2007, Chardan North will dissolve and return the IPO trust account to holders of its Public Shares, unless its stockholders approve all proposals of the Extension Amendment.

The special meeting has been called only to consider approval of the Extension Amendment. Under Delaware law and Chardan North’s by-laws, no other business may be transacted at the special meeting.

We are not asking you to pass on the proposed acquisition at this time. You have the specific right to vote on the proposed HollySys acquisition, and we expect to present it for your vote in the near future.

Record Date; Who is Entitled to Vote. The “record date” for the special meeting is July 9, 2007. Record holders of Chardan North common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 7,000,000 outstanding shares of Chardan North common stock, of which 5,750,000 are Public Shares. Each common share is entitled to one vote per proposal at the special meeting. Chardan North’s warrants do not have voting rights.

Vote Required. As described elsewhere in this proxy statement, approval of the Extension Amendment will require the affirmative vote of holders of a majority of Chardan North’s outstanding common stock, including holders of a majority of the Public Shares outstanding on the record date and voting in person or by proxy at the meeting, voting for all components of the Extension Amendment. Chardan North’s Board of Directors will abandon the Extension Amendment, however, if holders of more than 1,150,000 (i.e., 20%) of the Public Shares vote against it and exercise their conversion rights.

Abstaining from voting or not voting, either in person or by proxy or by voting instruction, will have the same effect as a vote against the Extension Amendment, except that it will not count toward the 20% or more “against” vote that, together with a conversion election with respect to 20% or more of the Public Shares, would result in the amendment’s abandonment, and you would be unable to exercise any conversion rights upon approval of the Extension Amendment (although you would retain the right to exercise conversion rights if the HollySys acquisition is approved, and you voted against it).

Voting Your Shares. Each share of common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.

There are two ways to vote your shares at the special meeting:

•	By signing and returning the enclosed proxy card. If you vote by proxy card, your “proxies,” whose names are listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Chardan North Board “for” approval of each component of the Extension Amendment.
•	You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Questions About Voting. If you have any questions about how to vote or direct a vote in respect of your Chardan North common stock, you may call Chardan North, at (619) 795-4627. You may also want to consult your financial and other advisors about the vote.

Revoking Your Proxy and Changing Your Vote. If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•	Delivering another proxy card with a later date;
•	Notifying Chardan North, located at 625 Broadway, Suite 1111, San Diego, California 92101 Attention: Secretary, in writing before the special meeting that you have revoked your proxy; or
•	Attending the special meeting, revoking your proxy and voting in person.

If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote.

Broker Non-Votes. If your broker holds your shares in its name and you do not give the broker voting instructions, National Association of Securities Dealers, Inc. (NASD) rules prohibit your broker from voting your shares on the Extension Amendment. This is known as a “broker non-vote.” Abstentions or broker non-votes will have the same effect as a vote against the Extension Amendment, except that they will not count toward a 20% or more disapproval vote that, together with a conversion election with respect to 20% or more of the Public Shares, would result in the Amendment’s abandonment.

Solicitation Costs. Chardan North is soliciting proxies on behalf of the Chardan North Board of Directors. This solicitation is being made by mail but also may be made in person. Chardan North and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail. These persons will not be paid for doing this.

Chardan North has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance necessary. Chardan North will pay all fees and expenses related to the retention of any proxy solicitation firm.

Chardan North will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Chardan North will reimburse them for their reasonable expenses.

Stock Ownership. Information concerning the holdings of certain Chardan North stockholders is set forth above in the Summary and below under “Beneficial Ownership of Securities.”

THE EXTENSION AMENDMENT

Chardan North is proposing to amend its charter to:

•	eliminate the provision that purports to prohibit amending its “business combination” provisions;
•	extend the date before which Chardan North must complete a business combination, to avoid being required to liquidate, from August 10, 2007 to November 10, 2007; and
•	allow holders of up to 20% of the Public Shares who vote against the Extension Amendment and elect conversion to convert their Public Shares into cash held in the IPO trust account.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Chardan North’s Board of Directors will abandon the Extension Amendment unless all are approved by stockholders.

Your approval of the third component of the Extension Amendment will constitute your consent to use of Chardan North IPO trust account proceeds to pay, at the time the amendment becomes effective, and in exchange for surrender of their Public Shares, pro rata portions of the IPO trust account to Public Shareholders voting against the Extension Amendment. This use requires amendment of the trust agreement governing the IPO trust account. At the time the Extension Amendment becomes effective, we will also amend the IPO trust agreement to prohibit any further changes in the distribution of IPO trust account funds unless each and every Chardan North stockholder specifically agrees in writing to such change. The purpose of this amendment is to effectively preclude any additional extension of the period in which Chardan North is permitted to consummate a business combination and further preclude any delay in the liquidation of the IPO trust account in the event Chardan North does not consummate the HollySys acquisition within such time period.

If the amendments to the IPO trust account are not implemented by August 10, 2007, the trust agreement contemplates that the trustee will, after that date, and unless it has received appropriate disbursement instructions from the Company, deposit the funds in the IPO trust account with the United States District Court for the Northern District of New York. If the trustee does so, the Company would seek to have the funds distributed from the Court into an alternative trust arrangement with another suitable trustee that is consistent with the current IPO trust agreement and effectuates these amendments. This process might result in a delay in making conversion payments to Public Shareholders who vote against the Extension Amendment or the HollySys acquisition and elect conversion or who are entitled to liquidation proceeds from the IPO trust account, and would also result in additional expense to the Company which, if not indemnified by Dr. Richard Propper and Messrs. Kerry Propper, Li Zhang and Jiangnan Huang, could be sought to be recovered from the IPO trust account. This in turn might reduce the amount of the pro rata portion of the IPO trust account to which Public Shareholders electing conversion or upon liquidation would be entitled.

A copy of the proposed amendment to the charter of Chardan North is annexed to this proxy statement as Annex A.

Reasons for the Proposal

Extending the period during which Chardan North could consummate a business acquisition was not contemplated by its initial public offering (IPO) prospectus. Since the completion of its initial public offering, Chardan North has been dealing many of the practical difficulties in connection with the identification of a business combination target, negotiating the attendant business terms, conducting the related due diligence and obtaining the necessary audited US GAAP financial statements of the business combination target. During the course of its search for a candidate, commencing promptly upon completion of its IPO, Chardan North identified, evaluated and entered into discussions with several companies. In particular, after closing the IPO in August 2005, Chardan North identified seven candidates for a potential transaction, however, discussions with those candidates never progressed beyond the preliminary stages. The Company first met with management of HollySys in August 2005 and entered into an agreement in principal on November 27, 2005 with respect to a business combination. From the end of November 2005 until February 2, 2006, Chardan North, while also involved in due diligence activities, engaged in negotiations with HollySys. The Stock Purchase Agreement resulting from those negotiations was entered into on February 2, 2007. The Stock Purchase Agreement was subsequently amended on march 25, 2006, June 5, 2006, December 20, 2006 and February 9, 2007.

As Chardan North believes the HollySys transaction to be in the best interests of its stockholders, and because there is a possibility that Chardan North will not be able to conclude the business combination with Gifted Time Holdings by August 10, 2007, Chardan North has determined to seek stockholder approval to extend the time for the closing the transaction beyond August 10, 2007 to November 10, 2007.

Chardan North expects to seek stockholder approval of the proposed acquisition of HollySys as soon as possible after completion of the SEC review process of the Form S-4 Registration Statement filed with the SEC in connection with the HollySys acquisition.

If the Extension Amendment is not approved and Chardan North is unable to complete the HollySys acquisition by August 10, 2007, Chardan North will be required to liquidate and distribute the IPO trust account proceeds to holders of Public Shares. As discussed in “Board Consideration and Approval,” below, in considering the Extension Amendment Chardan North’s Board of Directors came to the conclusion that the potential benefits of the proposed HollySys acquisition to Chardan North and its stockholders outweighed the possibility of any liability as a result of the Extension Amendment.

If the Extension Amendment is approved, Chardan North management and advisors will use all of their resources devoted to the Company to the proposed HollySys acquisition. Chardan North management will not pursue any other business combination, even if the proposed HollySys acquisition is abandoned, or attempt any extension of the business combination deadline beyond November 10, 2007, if the acquisition cannot be completed by that date. We cannot assure you, however, that if management of Chardan North were to change (as to which current management has no knowledge, intention or plans, and will not solicit or encourage), new management would not attempt to extend the Extension Amendment’s proposed November 10, 2007 deadline to an even later date. In addition, the purpose of amending the IPO trust agreement, at the time the Extension Amendment becomes effective, to prohibit any further changes in the distribution of IPO trust account funds is to effectively preclude any additional extension of the period in which Chardan North is permitted to consummate a business combination and further preclude any delay in the liquidation of the IPO trust account in the event Chardan North does not consummate the HollySys acquisition within such time period. In practical terms, we believe that this means it will not happen.

Conversion Rights; Forced Liquidation

If the Extension Amendment is approved (and not abandoned), and fewer than 1,150,000 (i.e., 20%) of the Public Shares are voted against the Extension Amendment, Chardan North will afford Public Shareholders so voting the opportunity to receive, at the time the amendment becomes effective, and in exchange for surrender of their Shares, a pro rata portion of the IPO trust account, as if they had voted against a business combination proposal. You will be entitled to convert your Public Shares into IPO trust account proceeds, only if you vote against each proposal of the Extension Amendment (or if you exercise your conversion rights after voting against the HollySys acquisition). Abstaining or not voting on the Extension Amendment will not give you a right to convert your shares in connection with the Extension Amendment.

If you vote FOR the Extension Amendment or to abstain, or you do not vote, you will retain your right to convert your Public Shares into a pro rata portion of the IPO trust account, if the business combination is approved, and you elect conversion. You will be entitled to exercise your conversion right with respect to the acquisition, only if you:

•	vote against the acquisition, as and when formally proposed to stockholders;
•	continue to hold your shares through the consummation of the acquisition; and then
•	tender your stock certificate(s).

If, however, holders of more than 1,150,000 (i.e., 20%) of the Public Shares elect to convert their Shares, Chardan North is required by its charter to abandon the acquisition and liquidate, distributing the IPO trust account proceeds to holders of Public Shares. As explained in “Summary — The Extension Amendment —  Possible Claims Against and Impairment of the IPO Trust Account,” above, the Extension Amendment may result in claims against the Company whose holders might seek to have the claims satisfied from funds in the

IPO trust account and which could result in depletion of the IPO trust account, which would reduce a stockholder’s pro rata portion of the IPO trust account upon liquidation. Moreover, attendant litigation could result in delay in payments to Public Shareholders of IPO trust account funds on conversion or liquidation.

Required Vote

The affirmative vote by holders of a majority of Chardan North’s outstanding Common Stock is required to approve the Extension Amendment. Holders of Private Shares have agreed to cast all their votes with respect to each proposal in the same way as holders of a majority of the Public Shares voting in person or by proxy at the meeting vote on it. If holders of a majority of the Public Shares voting in person or by proxy at the meeting vote for or against, or abstain with respect to, a proposal, the initial stockholders will cast all their shares in the same manner as such majority votes on such proposal. No such holder will demand conversion of any Public Shares he owns. Chardan North’s Board of Directors will, however, abandon the Extension Amendment, if holders of more than 20% of the Public Shares vote against it and elect to exercise their conversion rights. In that case, Chardan North will be required by its charter to liquidate and distribute the IPO trust account proceeds to the holders of Public Shares.

Board Consideration and Approval

After careful consideration of all relevant factors, Chardan North’s Board, consisting of a single director, has determined that the Extension Amendment is fair to, and in the best interests of, Chardan North and its stockholders. The Board has approved and declared advisable adoption of the proposal to approve it, and recommends that you vote or direct that your vote to be cast “FOR” such adoption. The Board did not obtain a fairness opinion.

Interest of Chardan North’s Management and Others in the Acquisition. When you consider the recommendation of Chardan North’s Board of Directors that you vote in favor of the Extension Amendment, you should keep in mind that Chardan North’s directors and other pre-IPO stockholders have interests in the proposed HollySys acquisition that are different from, or in addition to, yours. These interests include the following:

•	if the stock purchase is not approved and Chardan North fails to consummate an alternative transaction within the time allotted pursuant to its Certificate of Incorporation, Chardan North would be required to liquidate. In such event, the shares of common stock held by Chardan North’s directors and officers would be worthless because Chardan North’s directors and officers are not entitled to receive any of the liquidation proceeds, and the warrants they hold to acquire 220,000 shares of Chardan North’s common stock at an exercise price of $5.00 per share will expire worthless. These warrants have a market value of $2.70 per warrant, based on the closing price on June 28, 2007.
•	Chardan North’s executives and directors and certain of their affiliates own a total 1,250,000 shares of Chardan North common stock that have a market value of $9,187,500 based on Chardan North’s share price of $7.35 as of June 28, 2007. However, as Chardan North’s directors and executives are contractually prohibited from selling their shares prior to August 2, 2008 (during which time the value of the shares may increase or decrease), it is impossible to determine what the financial impact of the stock purchase will be on Chardan North’s directors and executives.
•	The transactions contemplated by the stock purchase agreement provide that Kerry Propper will be a director of HLS.
•	The possibility that Dr. Richard Propper and Messrs. Kerry Propper, Li Zhang and Jiangnan Huang will be required to perform their obligations under the indemnity agreements referred to in “The Proposed Acquisition — Procedure,” above, will be substantially increased. Proposing the Extension Amendment, however, also creates the possibility that the Company will incur substantial transaction expenses beyond August 10, 2007 in completing the proposed HollySys acquisition, in addition to those already incurred, for which Dr. Richard Propper and Messrs. Kerry Propper, Li Zhang and Jiangnan Huang might be called upon to perform their indemnity obligations. In other words, if the Extension Amendment is approved, Dr. Richard Propper and Messrs. Kerry Propper, Li Zhang and Jiangnan Huang will incur additional potential liability before they know whether their indemnity obligations will be called upon or not.

•	All rights specified in its charter of Chardan North’s directors and executive officers to be indemnified by Chardan North, and of Chardan North’s directors to be exculpated from monetary liability with respect to prior acts or omissions, will not be affected by the Extension Amendment and will continue after the acquisition. If the Extension Amendment is not approved and Chardan North liquidates, its ability to perform its obligations under those provisions will be substantially impaired, however, since it will cease as a result of being required to be liquidated and dissolved. If the Extension Amendment is approved and the proposed HollySys acquisition ultimately completed, the combined company’s ability to perform such obligations will probably be substantially enhanced, and the possibility that Dr. Richard Propper and Messrs. Kerry Propper, Li Zhang and Jiangnan Huang will be required to perform their obligations under the indemnity agreements referred to above will be substantially lessened. As noted above, however, their potential indemnity liability will increase before they know whether their indemnity obligations will be called upon or not.
•	The Company’s financial, legal and other advisors have rendered services for which they may not be paid if the Extension Amendment is not approved, and certain of them may have the opportunity to provide additional services to Chardan North in the future. In connection with the proposed Extension Amendment and the HollySys negotiations, Chardan North’s counsel, DLA Piper US LLP and Loeb & Loeb LLP, have provided approximately $370,000 and $[ ], respectively of services for which they have not been paid and are entitled to be reimbursed by the Company for approximately a total amount of $[ ] of out-of-pocket expenses as of June , 2007.

The Board’s Reasons for the Extension Amendment, its Conclusion, and its Recommendation

Chardan North’s Board of Directors has concluded that the acquisition is in the best interests of Chardan North’s stockholders, since it believes they will benefit from its ownership of HollySys. Although the Board believes that the charter provisions we are proposing to amend were included to protect Chardan North stockholders from having to sustain their investments for an unreasonably long period, if the Company failed to find a suitable acquisition in the timeframe contemplated by the charter, the Board believes that circumstances warrant permitting those who believe they might find HollySys to be an attractive investment an opportunity to do so, if possible without adversely affecting the interests of Chardan North or its Public Shareholders wishing to terminate their investments as originally contemplated.

Having taken into account the matters discussed in “Summary — The Extension Amendment,” above, the Board of Directors believes that, if the Extension Amendment is approved and no material liabilities are sought to be satisfied from the IPO trust account, any resulting conversions by Chardan North Public Shareholders (or a liquidation, if dissenting votes exceed 20%) would have no adverse effect on them or it, because they would receive the same amounts they would if Chardan North were liquidated on August 10, 2007, and, if the proposed acquisition is later disapproved, its stockholders at that time would receive the same liquidation proceeds as if Chardan North were liquidated as of August 10, 2007 (excluding additional interest earned between that date and the disapproval or December 31, 2006). Because of the two separate opportunities for Public Shareholders to exercise conversion, it is possible that the total amounts distributed on conversion to Public Shareholders dissenting from the Extension Amendment and the proposed acquisition could exceed the amount that would be distributed to dissenters from the proposed acquisition had it been approved before August 10, 2007 (without a previous vote on the Extension Amendment), but, whatever that excess might be, it would be immaterial to Chardan North after consummation of the HollySys acquisition in light of HollySys’s cash position.

Chardan North’s Board of Directors consulted with the Company’s counsel, Loeb & Loeb, LLP, and through Loeb & Loeb LLP with special Delaware counsel, Potter Anderson & Corroon LLP concerning the validity of the Extension Amendment. Potter Anderson concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth therein, that “the proposed Amendment to Article SIXTH of the Certificate of Incorporation, if duly approved by the Board of Directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.” A copy of the Potter Anderson’s opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety. Our Board of Directors has approved the Extension Amendment and declared it advisable by unanimous written consent. Accordingly, if the Extension Amendment is approved by the holders of Chardan North’s outstanding stock in accordance with Section 242(b) of the DGCL, Chardan North believes the Extension Amendment will be valid and effective when filed with the Secretary of State of the State of Delaware in accordance with the applicable statutory provisions, notwithstanding the provision in the current certificate of incorporation purporting to prohibit certain amendments prior to consummation of a business combination.

Chardan North did not request Potter Anderson & Corroon LLP to opine on whether the clause currently contained in its charter prohibiting amendment of Article SIXTH prior to consummation of a business combination was valid when adopted. In light of its current financial condition, the Company has not sought advice of counsel on that question from any other source.

Based on the considerations set forth in the immediately preceding paragraphs, our Board of Directors determined that a fairness opinion would be of less value to Chardan North and its stockholders than the cost of obtaining it, and did not approach any third party about providing one.

Our Board of Directors also took into consideration the fact that a substantial amount of Chardan North stockholders’ aggregate investment had been spent pursuing a business combination, that allowing the transaction to terminate by virtue of the existing charter deadline would make that portion of their investment unrecoverable and that proposing the Extension Amendment would provide for the possibility of realizing a return on that investment.

In considering whether to propose the Extension Amendment, our Board of Directors was mindful of and took into account the conflict, as described in the immediately preceding subsection, between their respective personal pecuniary interests in successfully completing a business combination and the interests of Public Shareholders. The Board of Directors determined that their respective personal pecuniary interests, in the form of the contingent and hypothetical value of Chardan North shares if a business combination is ultimately completed, was substantially less than additional time, effort and potential liability they might incur if they failed to discharge their fiduciary duties to Chardan North’s stockholders to the best of their ability, as well as substantially less than the potential benefits to Public Shareholders wishing to have an opportunity to consider the proposed HollySys acquisition, which they, as a Chardan North stockholders as well, share. In making that determination, our Board of Directors took into consideration the fact that in proposing the Extension Amendment, they may incur indemnification obligations to the Company under their existing commitment substantially in excess of those currently accrued. At the same time, they recognized that completing the proposed HollySys acquisition would result in a combined company more capable than Chardan North alone to pay existing obligations of the Company of approximately $           at June [  ], 2007 (when they determined to pursue the Extension Amendment) and acquisition closing expenses incurred after approval of the Extension Amendment, all of which obligations they might be called upon to pay under their existing commitment.

After careful consideration of all relevant factors, Chardan North’s Board of Directors determined that the Extension Amendment is fair to and in the best interests of Chardan North and its stockholders.

The Board of Directors recommends that you vote “FOR” the Extension Amendment.

THE HOLLYSYS ACQUISITION

General

As previously announced on February 2, 2006, we entered into a Stock Purchase Agreement (“Agreement”) to acquire a controlling interest in Gifted Time Holdings, a holding company formed under the laws of the British Virgin Islands that owns a controlling interest in Beijing HollySys Company, Limited and Hangzhou HollySys Automation, Limited operating companies in the People’s Republic of China that are known collectively as “HollySys”. HollySys is a leading automation systems provider in the PRC, developing a number of core technologies and completing over 3000 projects utilizing a wide array of automation products.

In connection with the acquisition of Gifted Time Holdings we plan to merge our company with and into a wholly-owned subsidiary formed under the laws of the British Virgin Islands, with the name HLS Systems International Ltd (“HLS”) for the purposes of re-domestication of our company to the British Virgin Islands. Pursuant to the Agreement, the sole common stockholder of Gifted Time Holdings will receive $30,000,000 in cash, a portion of which is deferred, and an aggregate of 22,200,000 shares of HLS for all the outstanding common stock of Gifted Time Holdings. As additional consideration, the sole common stockholder of Gifted Time Holdings will be issued up to an aggregate of 11,000,000 shares of HLS Common Stock (2,000,000 per year for fiscal years 2007 through 2010 and 3,000,000 per year for fiscal year 2011) on an all-or-none basis each year for each of the five fiscal years beginning with fiscal 2007, only in the event that, on a consolidated basis, HLS generates after tax profits meeting certain predetermined threshold amounts (“Performance Criteria”) for each of fiscal years 2007 through 2011.

In addition, Gifted Time Holdings has 1,300,000 shares of Series A Preferred Stock outstanding. It is contemplated that after the closing of the HollySys acquisition, the holders of this preferred stock will be offered an opportunity to exchange each share of their preferred stock for a share of the common stock of HLS.

Following the consummation of the Agreement, if no Public Shareholders demand that Chardan North convert shares into a pro rata portion of the IPO trust account and the holders of the Series A Preferred Stock exchange all of their shares for common stock of HLS, stockholders of Chardan North will own approximately 23% of HLS’s issued and outstanding shares of common stock. If one or more Public Shareholders vote against the Extension Amendment or the stock purchase proposal and demand that Chardan North convert their shares into a pro rata portion of the trust account, Chardan North’s stockholders will own less than approximately 23% of HLS’s issued and outstanding shares of common stock. If HLS meets the Performance Criteria, an additional 11,000,000 shares will be issued to the sole stockholder of Gifted Time Holdings, which, assuming there are no other issuances of stock or exercise of outstanding warrants and no conversion of the Public Shares, would reduce the percentage of HLS held by Chardan North’s current stockholders to approximately 18%.

We will not be able to consummate the acquisition without receiving additional funds and/or reaching agreements with our professional service providers to defer their fees and expenses (in addition to those fees and expenses that are included in accrued expenses). We expect these expenses would ultimately be borne by the combined company if the proposed HollySys acquisition is completed. If it is not, they would be subject to the indemnification obligations of Dr. Propper, and Messers. Propper, Li and Huang. If these obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the IPO trust account, which could ultimately deplete the IPO trust account and reduce a stockholder’s current pro rata portion of the IPO trust account upon liquidation. See “Summary — Enforceability of Civil Liabilities Against Non-U.S. Persons.”

Background

Chardan North was formed on March 10, 2005 to serve as a vehicle to accomplish a business combination with an unidentified operating business in the PRC that has its primary operating facilities located in any city or province north of the Yangtze River. Chardan North completed an initial public offering on August 10, 2005, in which it raised net proceeds of approximately $30 million. Of these net proceeds, approximately $29.8 million were placed in a trust account immediately following the initial public offering and, in accordance with Chardan North’s certificate of incorporation, will be released either upon the consummation of a business combination or upon the liquidation of Chardan North. Chardan North’s original certificate of incorporation called for it to liquidate if it had not consummated a business combination by February 10, 2007, unless a letter of intent, agreement in principle or a definitive agreement to complete a business combination was executed prior to February 10, 2007. In that event its certificate of incorporation permitted it to continue efforts to consummate a business combination until August 10, 2007, and if it did not succeed in doing so by that date would then begin the process of liquidating. The execution of the Agreement in Principle with the Gifted Time Holdings Shareholder on November 27, 2005 extended the required liquidation date to August 10, 2007.

However, Chardan North anticipates that it may take longer than until August 10, 2007 to consummate the proposed transaction, and for that reason Chardan North intends to seek stockholder approval to amend its certificate of incorporation to allow it to pursue the proposed acquisition of Gifted Time Holdings beyond August 10, 2007.

Within days after Chardan North’s public offering closed on August 10, 2005, Chardan North’s management team traveled to China to begin its search for companies. During that initial trip the team met with several potential candidates.

Among the candidates that Chardan North met with following its public offering and prior to entering into an agreement in principle with Gifted Time Holdings included a company that developed home centers and leased space in them to various furniture, appliance and other franchises; a tire manufacturing company; a company that provided coatings for thin film transistor displays that increased the viewing angle of the displays; a liquid crystal display backlight company; a medical equipment manufacturing company; a biotech pharmaceutical company; and a home shopping company. However, none of them was judged to be an appropriate candidate for a business combination with Chardan North, either due to the lack of a sufficient operating history, uncertainties regarding management, or other factors.

The initial meeting between the management of HollySys and Chardan North occurred on August 17, 2005. The focus of that meeting was on introducing the parties to each other. These discussions ultimately led to the entry into the agreement in principle between the parties on November 27, 2005. From November 27, 2005 through February 2, 2006, the parties continued negotiation of the stock purchase agreement, and due diligence continued throughout this time.

The parties continued to exchange revisions to the stock purchase agreement, and on February 1, 2006 the board of directors of Chardan North met to review the transaction. At that meeting the directors unanimously agreed to enter into an agreement with the Gifted Time Holdings’ Stockholder to acquire his entire interest in Gifted Time Holdings.

The stock purchase agreement was signed on February 2, 2006. The Stock Purchase Agreement was subsequently amended on March 25, 2006, June 5, 2006, December 20, 2006 and February 9, 2007. Chardan North issued a press release on February 2, 2006 announcing the execution of the agreement and describing the terms of the stock purchase.

INFORMATION ABOUT CHARDAN NORTH

Chardan North was formed on March 10, 2005, to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business having primary operations in the People’s Republic of China and believed to have significant growth potential. To date, Chardan North’s efforts have been limited to organizational activities, completion of its IPO and the evaluation of possible business combinations.

The IPO and Trust Account. On August 10, 2005, Chardan North consummated its IPO of 5,000,000 units with each unit consisting of one share of Chardan North common stock and two warrants, each to purchase one share of Chardan North common stock at an exercise price of $5.00 per share. On August 17, 2005, Chardan North sold an additional 750,000 units subject to the underwriters’ over-allotment option, at an offering price of $6.00 per unit. The IPO generated gross proceeds of $34,500,000. After payment of underwriting discounts and expenses, total net proceeds were approximately $30,943,000, of which $29,835,000 was placed in the IPO trust account and invested in government securities. The remaining proceeds have been used by Chardan North in its pursuit of a business combination. The IPO trust account is not to be released until the earlier of the consummation of a business combination or liquidation of Chardan North, although, as noted in “Summary — The Proposed Extension Amendment,” above, and elsewhere in this proxy statement, claims might be made against the Company if the Extension Amendment is approved (or in other circumstances not now anticipated by the Company). The IPO trust account contained approximately $31,810,500 as of May 31, 2007. If the Offer is consummated, the IPO trust account, reduced by amounts paid to stockholders of Chardan North who do not approve the Extension Amendment or the acquisition and elect to convert their shares of common stock into their pro-rata shares of funds in it, will be released to Chardan North.

Fair Market Value of Target Business. Pursuant to Chardan North’s amended and restated certificate of incorporation, the initial target business that Chardan North acquires must have a fair market value equal to at least 80% of Chardan North’s net assets at the time of such acquisition, determined by Chardan North’s Board of Directors based on standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. Chardan North is not required to obtain an opinion from an investment banking firm as to fair market value if its Board independently determines that the target business has sufficient fair market value.

Stockholder Approval of Business Combination. Chardan North will proceed with the proposed HollySys acquisition only if a majority of the Public Shares cast at the special meeting of stockholders are voted in favor of it. In addition, holders of stock acquired prior to the IPO (Private Shares) have agreed to vote their common stock on the question in accordance with the vote of the majority in interest of stockholders who acquired their shares in the IPO (Public Shares) and vote on the acquisition proposal. If holders of a majority of the Public Shares cast at the special meeting of stockholders vote for or against, or abstain with respect to, a proposal, the initial stockholders will cast all their shares in the same manner as such majority votes on such proposal. If the holders of 20% or more of the Public Shares vote against the acquisition and demand that Chardan North convert their shares into their pro rata portions of the funds in the IPO trust account, Chardan North will not consummate the acquisition. In this case, Chardan North would be liquidated in accordance with its charter.

Conversion Rights. Each holder of Public Shares who votes against the acquisition has the right to have his or her Public Shares converted to cash, if the acquisition is approved and completed.

The actual per-share conversion price will be equal to the amount in the IPO trust account, inclusive of any interest, as of the record date for determination of stockholders entitled to vote on the acquisition, divided by the number of shares issued in Chardan North’s IPO. The per-share conversion price would be approximately $5.49 plus accrued interest as of the record date. An eligible stockholder may request conversion at the time the vote is taken with respect to the acquisition, but the request will not be granted unless the stockholder votes against the acquisition and the acquisition is approved and completed. Any request for conversion, if made by proxy prior to the date of the meeting to approve the acquisition, may be withdrawn at any time up to the date of that meeting. Funds to be distributed to stockholders who elect conversion will be distributed promptly after consummation of the acquisition. Any Public Shareholder who converts stock into a portion of the IPO trust account still has the right to exercise any owned warrants. Chardan North will not complete the acquisition if holders of 20% or more of the number of Public Shares initially issued vote against the acquisition and exercise their conversion rights.

Liquidation if No Business Combination. If Chardan North does not complete the acquisition of HollySys, pursuant to the terms set forth in the Agreement, by the time stipulated in its charter, Chardan North will be dissolved and will distribute to holders of Public Shares, in proportion to their respective equity interests, sums in the IPO trust account, inclusive of any interest, plus any remaining net assets. Chardan North’s pre-IPO stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the IPO. There will be no distribution from the IPO trust account with respect to Chardan North’s warrants.

Facilities. Chardan North maintains executive offices at 625 Broadway, Suite 1111, San Diego, California. The cost for this space is included in a $7,500 per-month fee that Chardan Capital LLC, an affiliate of Dr. Richard Propper, Li Zhang and Jiangnan Huang, each an officer and director of the Company and a pre-IPO stockholders charges Chardan North for general and administrative services. Chardan North believes, based on rents and fees for similar services in the San Diego metropolitan area, that the fee charged by Chardan Capital LLC is at least as favorable as Chardan North could have obtained from an unaffiliated person. Chardan North considers its current office space adequate for current operations.

Employees

Chardan North has four directors, three of whom also serve as officers. These individuals are not obligated to contribute any specific number of hours per week and devotes only as much time as he deems necessary to Chardan North’s affairs. Chardan North has no paid employees.

Periodic Reporting and Audited Financial Statements

Chardan North has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, Chardan North’s annual reports contain financial statements audited and reported on by Chardan North’s independent accountants.

Legal Proceedings

Chardan North is not currently a party to any pending material legal proceedings.

BENEFICIAL OWNERSHIP OF SECURITIES

Five Percent Owners

Based upon filings made with the SEC under Section 13(d) of the Exchange Act on or before June 5, 2007, Chardan North is aware of the following beneficial owners of more than five percent of any class of its voting securities. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner	Shares of Chardan North Common Stock	Approximate Percentage of Outstanding Common Stock(1)
Richard D. Propper, M.D.(2)	749,474	10.7%
Craig Samuels(3)	988,600	14.1%
Jeffrey L. Feinberg(4)	2,260,903	32.3%
Jack Silver(5)	1,573,400	22.5%
Royce & Associates, LLC(6)	416,700	5.95%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. These amounts exclude shares issuable upon exercise of warrants that are not exercisable and are not expected to be exercisable within 60 days of March 31, 2007.
(2)	The business address of Dr. Propper is 625 Broadway, Suite 111, San Diego, California 92101.
(3)	Mr. Samuels’ shares of Chardan Common Stock represent 988,600 shares issuable upon exercise of warrants. This information is derived from a Schedule 13G filed by the above person with the SEC on February 12, 2007.
(4)	Mr. Feinberg’s shares of Chardan Common Stock include 841,580 shares issuable upon exercise of warrants. The securities reported as held by Mr. Feinberg represent shares of Common Stock held by Mr. Feinberg in his personal account; JLF Partners I, L.P., JLF Partners II, L.P. and JLF Off Shore Fund, Ltd. to which JLF Asset Management LLC serves as the management company and/or investment manager. Mr. Feinberg is the managing member of JLF Asset Management, LLC. The business address of Mr. Feinberg and these entities is 2775 Via de la Valle, Suite 204, Del Mar, California 92014. This information is derived from a Form 3 filed by the above persons with the SEC on March 7, 2007, a Form 4 field by the above persons with the SEC on March 7, 2007 and a Schedule 13G/A filed by the above persons with the SEC on February 13, 2007.
(5)	The business address of Mr. Silver is SIAR Capital LLC, 660 Madison Avenue, New York, New York 10021. These shares include (i) 164,000 shares held by Sherleigh Associates, Inc. profit sharing plan (“Sherleigh Profit”), a trust of which Mr. Silver is the trustee, (ii) 200,000 shares held by Sherleigh Associates, Inc. defined benefit plan (“Sherleigh Defined”), (iii) 774,400 shares issuable upon exercise of warrants held by Sherleigh Profit and (iv) 435,000 shares issuable upon exercise of warrants held by Sherleigh Defined which provide that they may not be exercised until the consummation of a business combination. The foregoing information is derived from a Schedule 13G/A filed with the SEC on February 14, 2007.
(6)	The business address of Royce & Associates, LLC is 141 Avenue of the Americas, New York, NY 10019. The foregoing information is derived from a Schedule 13G/A filed with the SEC on January 19, 2007.

None of the above stockholders has any voting rights that are different from the voting rights of any other stockholders, except that with respect to 749,474 shares beneficially owned by Dr. Propper, he has agreed to vote those shares in the manner as the majority of the Public Shares vote with regard to the acquisition and related matters.

Chardan North Officers and Directors

The following table sets forth information with respect to the beneficial ownership of Chardan North common shares, as of June 5, 2007 by:

•	each director and executive officer; and
•	all directors and officers as a group.

Name(1)	Shares of Chardan North Common Stock		Approximate Percentage of Outstanding Common Stock(2)
Richard D. Propper, M.D.(3)	749,474	(3)(4)	10.7%
Kerry Propper(4)	388,500	(4)(5)	5.55%
Li Zhang(5)	188,513	(4)	2.7%
Jiangnan Huang	151,013		2.2%
Directors and officers as a group (four persons)	1,477,500	(4)	21%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Chardan North, 625 Broadway, Suite 1111, San Diego, CA 92101.
(2)	Beneficial ownership and percentage has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.
(3)	Represents shares of common stock held by Chardan Capital Partners. A family limited liability company established for the benefit of Dr. Propper’s family owns approximately 40% of such entity.
(4)	Dr. Richard Propper’s shares of Common Stock includes 110,000 shares issuable upon exercise of warrants. Kerry Propper’s shares of Common Stock includes 72,500 shares issuable upon exercise of warrants. Li Zhang’s shares of Common Stock includes 37,500 shares issuable upon exercise of warrants. The shares of Common Stock for the directors and officers as a group includes 220,000 shares issuable upon exercise of warrants.
(5)	Includes 90,500 shares of common stock held by SUJG, Inc. Mr. Propper is a director of that entity and controls the voting and disposition of the Chardan shares held by that entity.

None of the above stockholders has any voting rights that are different from the voting rights of any other stockholders.

All of the shares of our outstanding common stock owned by the management shareholders prior to our initial public offering have been placed in escrow with Continental Stock Transfer Trust Company, as escrow agent, pursuant to the escrow agreements described above.

Dr. Richard D. Propper, Kerry Propper, Jiangnan Huang and Li Zhang may be deemed to be our “parents” and “promoters,” as these terms are defined under the United States federal securities laws.

STOCKHOLDER PROPOSALS

If the Extension Amendment is approved and/or the acquisition consummated, the Chardan North 2007 annual meeting of stockholders will be held on or about          , 2007 unless the date is changed by the Board of Directors. If you are a stockholder and you want to include a proposal in the proxy statement for that annual meeting, you need to provide it to us by no later than            , 2007. You should direct any proposals to our secretary at Chardan North’s principal office in San Diego, California. If you want to present a matter of business to be considered at the meeting, under Chardan North’s by-laws you must give notice of the matter, in writing, to our corporate secretary, between             and            , 2007.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the Securities and Exchange Commission, Chardan North and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Chardan North’s annual report to stockholders and proxy statement. Upon written or oral request, Chardan North will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Chardan North deliver single copies of such documents in the future. Stockholders may notify Chardan North of their requests by calling or writing us at our principal executive offices at 625 Broadway, Suite 1111, San Diego, California 92101.

WHERE YOU CAN FIND MORE INFORMATION

Chardan North files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934.

You may read and copy reports, proxy statements and other information filed by Chardan North with the SEC at its public reference room located at 100F Street, N.E., Washington, D.C. 20549-1004.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100F Street, N.E., Washington, D.C. 20549-1004.

Chardan North files its reports, proxy statements and other information electronically with the SEC. You may access information on Chardan North at the SEC web site containing reports, proxy statements and other information at http://www.sec.gov.

Information and statements contained in this proxy statement or any annex are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to or incorporated by reference into this proxy statement.

All information contained or incorporated by reference in this proxy statement relating to Chardan North has been supplied by Chardan North, and all such information relating to HollySys has been supplied by HollySys. Information provided by either of us does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this proxy statement, or if you have questions about the Extension Amendment, you should contact:

Lori Johnson
Chardan North China Acquisition Corporation
625 Broadway, Suite 1111
San Diego, California 92101

This proxy statement incorporates important business and financial information about Chardan North that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. The request should be sent to:

Lori Johnson
Chardan North China Acquisition Corporation
625 Broadway, Suite 1111
San Diego, California 92101

To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the special meeting. The latest date to request the information to be received timely is        , 2007.

ANNEX A

PROPOSED EXTENSION AMENDMENT

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CHARDAN NORTH CHINA ACQUISITION CORPORATION

PURSUANT TO SECTION 242 OF THE
DELAWARE GENERAL CORPORATION LAW

CHARDAN NORTH CHINA ACQUISITION CORPORATION, a corporation existing under the laws of the State of Delaware (the “Corporation”), by its sole director, hereby certifies as follows:

1. The name of the Corporation is “Chardan North China Acquisition Corporation.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on March 10, 2005, and an Amendment was filed in such office on July 14, 2005.

3. This Amendment was duly approved and adopted by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware (“GCL”).

4. Article SIXTH of the Certificate of Incorporation of the Corporation, as heretofore amended, restated and corrected, is hereby amended to read in its entirety as follows:

SIXTH: The following provisions (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination. A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business which has its primary operations located in the People’s Republic of China in any city or province north of the Yangtze River, including but not limited to Jiangshu, the Hubei provinces and Chongging (“Target Business”).

A. Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that a majority of the IPO Shares (defined below) cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 20% or more of the IPO Shares exercise their conversion rights described in paragraph B below.

B. In the event that a Business Combination is approved in accordance with the above paragraph (A) and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock (“IPO Shares”) issued in the IPO who voted against the Business Combination may, contemporaneous with such vote, demand that the Corporation convert his IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), inclusive of any interest thereon, calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares. “Trust Fund” shall mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO are deposited.

C. In the event that the Corporation does not consummate a Business Combination by November 10, 2007 (such date being referred to as the “Termination Date”), the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable. In the event

A-1

that the Corporation as soon as reasonably practicable. In the event that the Company is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

D. A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation or in the event he demands conversion of his shares in accordance with paragraphs B or E. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.

E. Any stockholder of the Corporation holding IPO Shares who votes against the amendment pursuant to which this paragraph E was included in this Certificate of Incorporation may, contemporaneous with such vote, demand that the Corporation convert his or her IPO Shares into cash. If so demanded, the Corporation shall convert such shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund, inclusive of any interest thereon, as of the record date for determination of stockholders entitled to vote on such amendment, by (ii) the total number of IPO Shares.

F. The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then appoint additional Class A, Class B and Class C directors, as necessary. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by          , its           , as of the       day of      , 2007.

A-2

ANNEX B

OPINION OF POTTER ANDERSON & CORROON LLP

July 6, 2007

Chardan North China Acquisition Corporation
625 Broadway
Suite 1111
San Diego, California 92101

Re: Enforceability of Certificate of Incorporation Provision

Ladies and Gentlemen:

We have acted as special Delaware counsel to Chardan North China Acquisition Corporation, a Delaware corporation (the “Company”), in connection with a proposed amendment to its Certificate of Incorporation. In that connection, you have requested our opinion as to the enforceability under Delaware law of a provision in Article SIXTH of the Company’s Certificate of Incorporation, which purports to prohibit amendments to Sections (A) through (E) of Article SIXTH during the “Target Business Acquisition Period” (as defined in Article SIXTH).

In our capacity as special Delaware counsel, and in connection with our opinion hereinafter set forth, we have been furnished and have examined copies of only the following documents, all of which have been supplied to us by the Company or obtained from publicly available records:

1.	The Company’s Certificate of Incorporation, as filed with the Office of the Secretary of State of the State of Delaware (“Secretary of State”) on March 10, 2005, as amended by the Company’s Certificate of Amendment of Certificate of Incorporation, as filed with the Secretary of State on July 14, 2005, and the Company’s Certificate for Renewal and Revival of Charter, as filed with the Secretary of State on June 6, 2007, which instruments we assume constitute the certificate of incorporation of the Company as currently in effect (the “Certificate of Incorporation”);
2.	The Bylaws of the Company, as adopted on May 10, 2005, which we assume constitute the bylaws of the Company as currently in effect;
3.	The proposed form of amendment to Article SIXTH of the Certificate of Incorporation, in the form attached hereto as Exhibit A (the “Amendment”);
4.	Amendment No. 3 to the Form S-1 Registration Statement of the Company, as filed with the Securities and Exchange Commission (the “SEC”) on July 28, 2005;
5.	The Form 424B3 of the Company (the “Prospectus”), as filed with the SEC on August 5, 2005;
6.	The Form 10-KSB of the Company for the fiscal year ended December 31, 2006, as filed with the SEC on April 17, 2007;
7.	The Form 8-K of the Company, as filed with the SEC on February 3, 2006;
8.	The Form 8-K of the Company, as filed with the SEC on June 7, 2006;
9.	The Form 8-K of the Company, as filed with the SEC on December 26, 2006;
10.	The Form 8-K of the Company, as filed with the SEC on February 12, 2007;
11.	The Form S-4/A Registration Statement (Joint Preliminary Proxy Statement/Prospectus) of the Company, as filed with the SEC on May 11, 2007; and
12.	A certificate of good standing for the Company obtained from the Secretary of State, dated as of July 3, 2007.

With respect to the foregoing documents, we have assumed (i) the authenticity of all documents submitted to us as originals, the conformity with authentic originals of all documents submitted to us as copies or forms, the genuineness of all signatures, and the legal capacity of natural persons; and (ii) except as provided by the Amendment, that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered, amended, modified, or repealed in any respect material to our opinion as expressed herein. For purposes of rendering the opinion set forth herein, we have conducted no independent factual investigation but rather have relied upon the documents listed above, the statements, information, and other matters set forth therein, and the additional matters expressly related or assumed herein, all of which we have assumed to be true, complete, and accurate in all material respects. For purposes of rendering our opinion as expressed herein, we have not reviewed any documents (including any documents referenced or incorporated by reference in the documents listed above) other than the documents listed above, and we assume that there exists no provision of any such other document that is inconsistent with or would otherwise alter our opinion as expressed herein.

BACKGROUND

You have asked us for our opinion whether Article SIXTH of the Certificate of Incorporation may be amended in the form set forth in the Amendment, notwithstanding a statement in Article SIXTH that Sections (A) through (E) thereof may not be amended during the “Target Business Acquisition Period,” which is the period from the effectiveness of the Company’s registration statement filed in connection with its initial public offering up to and including the first to occur of a “Business Combination” (as defined in Article SIXTH) or the “Termination Date” (also defined in Article SIXTH). You also have asked us for our opinion regarding the vote of the Company’s directors and stockholders that would be required to amend Article SIXTH if we conclude that it may be amended notwithstanding the provision referenced above.

The first paragraph of Article SIXTH provides as follows:

SIXTH: The following provisions (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination,” and may not be amended during the “Target Business Acquisition Period.” A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business which has its primary operations located in the People’s Republic of China in any city or province north of the Yangtze River, including but not limited to Jiangshu, the Hubei provinces and Chongging (“Target Business”). The “Target Business Acquisition Period” shall mean the period from the effectiveness of the registration statement filed in connection with the Corporation’s initial public offering (“IPO”) up to and including the first to occur of (a) a Business Combination or (b) the Termination Date (defined below).

(Emphasis added). Thus, Article SIXTH purports to divest the Company (and consequently its directors and stockholders) of the power to amend Sections (A) through (E) of Article SIXTH unless and until a Business Combination has been consummated or the period in which a Business Combination may be consummated has expired.

Section (A) of Article SIXTH requires that any Business Combination be submitted to the stockholders for approval, regardless of whether stockholder approval of that type of Business Combination otherwise would be required by the General Corporation Law of the State of Delaware (the “GCL”). Section (B) of Article SIXTH provides that any holder of shares of Common Stock issued in the Company’s initial public offering (“IPO”) who voted against the Business Combination may elect to convert his or her IPO shares into cash in an amount equal to the holder’s pro rata share of the “Trust Fund.” (1) The “Trust Fund” is an account that was established by the Company at the consummation of its IPO into which a certain amount of net proceeds of the IPO were deposited. Article SIXTH further provides that a Business Combination will not be consummated if the holders of 20% or more of the IPO shares exercise their conversion rights in connection with such Business Combination.

(1)	Although such right is called a “conversion” right in the Certificate of Incorporation, we note that it technically would be deemed a redemption right under Delaware law, subject to the requirements of Section 160 of the GCL.

Section (C) of Article SIXTH provides that the Company will be dissolved and liquidated within a specified period of time following the Company’s IPO if a Business Combination has not been consummated by that time:

C.	In the event that the Corporation does not consummate a Business Combination by the later of (i) 18 months after the consummation of the IPO or (ii) 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed but was not consummated within such 18 month period (such later date being referred to as the “Termination Date”), the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

We understand that on February 2, 2006, the Company entered into a Stock Purchase Agreement (as amended, the “Stock Purchase Agreement”) to acquire all of the outstanding shares of common stock of Gifted Time Holdings, Limited (“Gifted Time Holdings”), a holding corporation formed under the laws of the British Virgin Islands that owns a controlling interest in two operating companies in the People’s Republic of China, Beijing HollySys Company, Limited and Hongzhou HollySys Automation, Limited, which are known collectively as HollySys (“HollySys”). HollySys is the leading domestic automation control systems provider in the People’s Republic of China, developing a number of core technologies and completing over 3000 projects utilizing a wide array of automation products. In connection with the acquisition of Gifted Time Holdings, the Company plans to merge with and into the Company’s wholly-owned subsidiary, HLS Systems International Ltd. (“HLS”), a company formed under the laws of the British Virgin Islands, for the purpose of re-domestication of the Company to the British Virgin Islands. Pursuant to the Stock Purchase Agreement, the sole holder of common stock of Gifted Time Holdings (the “Gifted Time Stockholder”) will be paid $30,000,000 in cash and will receive an aggregate of 22,200,000 shares of HLS common stock for all the outstanding common stock of Gifted Time Holdings. As additional consideration, the Gifted Time Stockholder will be issued an aggregate of up to 11,000,000 shares of common stock of HLS (2,000,000 shares per year for fiscal years 2007 through 2010 and 3,000,000 shares for fiscal year 2011) on an all-or-none basis each year for the five fiscal years beginning with fiscal year 2007, only in the event, on a consolidated basis, HLS generates after tax profits meeting certain predetermined threshold amounts for each of fiscal years 2007 through 2011. Upon consummation of the Stock Purchase Agreement, HLS will obtain a controlling interest in HollySys.

Consummation of the Stock Purchase Agreement is subject to satisfaction of certain conditions, including approval by the holders of a majority of the IPO Shares.(2) The Stock Purchase Agreement will not be consummated, however, if the holders of 20% or more of the IPO Shares vote against the acquisition and exercise their right to convert their shares in connection with the Stock Purchase Agreement. We understand and assume that consummation of the Stock Purchase Agreement would be a Business Combination within the meaning of Article SIXTH of the Certificate of Incorporation.

For a variety of reasons, the Company is concerned that it might not be possible to consummate the Stock Purchase Agreement prior to the expiration of the period ending 24 months after consummation of the Company’s initial public offering, which we understand is August 10, 2007. Accordingly, the Company is considering an amendment to Article SIXTH of the Certificate of Incorporation, which, among other things, would remove the prohibition on amendments to Sections (A) through (E) of Article SIXTH and provide for the extension of the 24 month period set forth in Section (C) of Article SIXTH from August 10, 2007 to November 10, 2007. The proposed form of Amendment is attached hereto as Exhibit A.

(2)	We understand and have assumed for purposes of our opinion that the holders of the Company’s common stock issued prior to the IPO have agreed to vote in accordance with the majority vote of the holders of the Company’s IPO shares.

We understand that even if the Amendment is duly approved and becomes effective, any holder of IPO shares who has voted against the Amendment will have the opportunity to demand a cash conversion (i.e., a redemption) of his, her, or its shares, such that the holder will receive for those shares his, her, or its pro rata share of the “Trust Fund.” The proposed Amendment also contains a provision requiring such treatment. In addition, if the Stock Purchase Agreement is consummated, whether on or before or after August 10, 2007, holders of IPO shares who have voted against consummation of the Stock Purchase Agreement will continue to have the right pursuant to Section (B) of Article SIXTH to elect to convert their IPO shares into cash equal to their pro rata share of the Trust Fund.

DISCUSSION

1.	May Article SIXTH be amended?

You have requested our opinion whether the proposed Amendment to Article SIXTH of the Certificate of Incorporation may be effectuated, notwithstanding the statement at the beginning of Article SIXTH that Sections (A) through (E) thereof may not be amended during the Target Business Acquisition Period.

Section 242(a) of the GCL provides, in pertinent part:

After a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment . . . . In particular, and without limitation upon such general power of amendment, a corporation may amend its certificate of incorporation, from time to time, so as:

(2)	To change, substitute, enlarge or diminish the nature of its business or its corporate powers and purposes; or
(6)	To change the period of its duration.

8 Del. C.§ 242(a). In addition, Section 242(b) provides that “[e]very amendment authorized by subsection (a) of this section shall be made and effected” as provided in subsection (b). 8 Del. C. § 242(b) (emphasis added). Subsection (b)(1) of Section 242 applies to corporations having capital stock and provides that to approve an amendment, a company’s “board of directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability,” and directing that the amendment be considered by stockholders either at the next annual meeting or at a special meeting called for such purpose. 8 Del. C. § 242(b)(1).(3) Subsection (b)(1) further provides that “[i]f a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment,” a certificate of amendment “shall” be executed and filed and “shall” become effective. Id.(4)

(3)	Stockholder approval also may be obtained by written consent pursuant to Section 228 of the GCL. 8 Del. C. § 228.
(4)	We note that Section 303 of the GCL provides an alternative means of authorizing amendments to the certificate of incorporation in connection with Federal bankruptcy proceedings. Section 303 provides that a Delaware corporation may carry out an order for relief entered in a Federal bankruptcy proceeding and may take any corporate action required by such an order, including, specifically, amendments to its certificate of incorporation, without any further action by directors and stockholders. See 8 Del. C. § 303. A charter amendment pursuant to Section 303 specifically requires action pursuant to the Federal Bankruptcy Code and the statute provides that such action will have the same effect as unanimous director and stockholder approval. Id. To the extent Article SIXTH purports to divest the Company of the power to carry out an order or decree of a Federal bankruptcy court requiring amendment of the Certificate of Incorporation, as required by Section 303 of the GCL, unless and until a Business Combination has been consummated, it is our view that Article SIXTH is invalid and unenforceable for the same reasons expressed herein with respect to the provision’s purported elimination of director and stockholder rights and powers.

By its terms, Section 242 contemplates that Delaware corporations have broad power and authority to amend their certificates of incorporation in any of the respects permitted by the statute, including in the respects contemplated by the Amendment, subject to obtaining the requisite board and stockholder approvals. The statutory language itself suggests that the power to amend the certificate of incorporation is an important and fundamental right vested in the directors and stockholders, and nothing in Section 242 suggests that such right may be eliminated or fundamentally restricted by a provision in the certificate of incorporation. Indeed, the statute provides that upon receipt of the requisite board and stockholder approvals, absent express authority in the approving resolutions permitting the board to abandon a proposed charter amendment, a corporation “shall” execute and file a certificate of amendment and such certificate of amendment “shall” become effective.

We note that Section 102(b)(4) of the GCL expressly permits a Delaware corporation to include in its certificate of incorporation provisions that modify the voting rights of directors and stockholders set forth in other provisions of the GCL. Specifically, Section 102(b)(4) provides that a certificate of incorporation may contain:

Provisions requiring for any corporate action, the vote of a larger portion of the stock or any class or series thereof, or of any other securities having voting power, or a larger number of directors, than is required by this chapter[.]

8 Del. C. § 102(b)(4). While Section 102(b)(4) expressly permits charter provisions requiring a greater vote of directors or stockholders than is otherwise required by Section 242 and other provisions of the GCL, nothing in Section 102(b)(4) purports to authorize a provision in a certificate of incorporation that eliminates, for a period of time or otherwise, the right and power of directors and stockholders to authorize amendments to the certificate of incorporation as expressly permitted by Section 242.

We further note that Section 102(b)(1) of the GCL provides that a certificate of incorporation may contain:

Any provision for the management of the business and for the conduct of the affairs of the corporation, and any provision creating, defining, limiting and regulating the powers of the corporation, the directors, and the stockholders, or any class of the stockholders...; if such provisions are not contrary to the laws of this State.

8 Del. C. § 102(b)(1). In our view, Section 102(b)(1) does not provide authority for a charter provision that eliminates the power of a corporation’s directors and stockholders to amend the certificate of incorporation or particular provisions thereof. First, Section 102(b)(1) does not authorize charter provisions that eliminate or prohibit the exercise of rights and powers, it merely provides for the limitation and regulation of such powers. See Gotham Partners, L.P. v. Hallwood Realty Partners, L.P., 817 A.2d 160, 167-68 (Del. 2002) (noting the “dubious” validity of the trial court’s statement in dicta that a statute allowing a partnership agreement to restrict a partner’s fiduciary duties permitted a partnership agreement to eliminate a partner’s duties. The Court declined to rule on the issue, however, because it was not properly before the Court on appeal).

Second, we believe a Delaware court would find that a certificate of incorporation provision that purports to eliminate the right and power to amend the certificate of incorporation, or particular portions thereof, unless and until a condition precedent is satisfied, is “contrary to the laws of [Delaware].” A charter provision is “contrary to the laws of [Delaware]” if it transgresses “a statutory enactment or a public policy settled by the common law or implicit in the General Corporation Law itself.” Sterling v. Mayflower Hotel Corp., 93 A.2d 107, 118 (Del. 1952). For the reasons discussed above, we believe the fundamental importance of the amendatory power as a matter of Delaware public policy is implicit in the language of Section 242. Moreover, the Delaware case law discussed below further confirms the importance of the power to amend as a core right of directors and stockholders. A charter provision purporting to divest the directors and stockholders of that important right, we believe, would be viewed by a Delaware court as “contrary to the laws of [Delaware].”

Although we are not aware of any Delaware case law directly addressing the enforceability under Section 102(b)(1) or otherwise of a charter provision prohibiting amendment to portions of a certificate of incorporation unless and until a condition precedent is satisfied, we are aware of several decisions suggesting that a certificate of incorporation provision eliminating the right and power of directors and stockholders to amend the certificate of incorporation might be unenforceable. In Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 112-13 (Del. Ch. 1938), the Court of Chancery upheld a certificate of incorporation provision requiring a supermajority vote to change the designations, preferences, and rights of preferred stock. Although the Court was not called upon to decide the validity of another provision requiring a 100% vote to reduce the dividend rate and liquidation value of the preferred stock, the Court suggested the possible invalidity of such a provision, observing with suspicion that such a provision would make a charter provision “practically irrepealable.” Id. at 114.

In Triplex Shoe Co. v. Rice & Hutchins, Inc., 152 A. 342 (Del. 1930), the certificate of incorporation provided that the common stock had “sole” power to vote, but the common stock had been invalidly issued. Even though there was no valid common stock with power to vote, including power to vote on an amendment to the certificate of incorporation, the Court assumed that an amendment to the certificate of incorporation nonetheless had been validly approved by the holders of preferred stock. Id. at 347. The Supreme Court held that, by “the very necessity of the case,” the holders of preferred stock had the power to vote where no common stock had been validly issued, emphasizing that otherwise the corporation would be “unable to function.” Id. at 351. Although Triplex Shoe dealt primarily with the proposition that a corporation cannot function properly unless at least one class or series of outstanding stock has power to vote on the election of directors, we believe the Supreme Court’s general observations about stockholder voting rights, coupled with its assumption that the charter amendment had been validly approved by the holders of preferred stock, which under the terms of the certificate of incorporation had no voting rights, provide strong support for the proposition that at least one class or series of outstanding stock must have power at all times to approve or authorize fundamental corporate actions for which the GCL requires a stockholder vote, including the election of directors and amendments to the certificate of incorporation. For the same reasons articulated by the Supreme Court in Triplex Shoe, we believe a Delaware court would conclude that a certificate of incorporation provision purporting to divest all stockholders of the power to approve amendments to the certificate of incorporation leaves the corporation unable to function in a core area of its governance and, therefore, is unenforceable.(5)

More recently, in Jones Apparel Group, Inc. v. Maxwell Shoe Co., 2004 Del. Ch. LEXIS 74 (Del. Ch. May 27, 2004), the Court of Chancery addressed whether a charter provision eliminating the power of a board of directors to fix record dates was permitted by Section 102(b)(1). The Court held that the provision at issue was valid, but was careful to note that other charter provisions purporting to eliminate director or stockholder rights and powers with respect to other matters might not be enforceable:

[T]o rule for [plaintiff] in this situation does not mean that every statutory grant of authority to directors or stockholders may be altered by charter. Rather, it is to say that the court must determine, based on careful, context-specific review in keeping with Sterling, whether a particular certificate provision contravenes Delaware public policy, i.e., our law, whether it be in the form of statutory or common law.

(5)	Our conclusion in this regard is bolstered by Section 151(b) of the GCL, which authorizes a corporation to include in its certificate of incorporation provisions for the redemption of any class or series of stock, but requires that immediately after any redemption “the corporation shall have outstanding 1 or more shares of 1 or more classes or series of stock, which share, or shares together, shall have full voting powers.” Section 151(b) is a further reflection of the important statutory policy requiring that at least one class or series of outstanding stock, or classes or series together, must have full voting powers with respect to fundamental corporate actions. We note that Section 151(a) provides that any of the voting powers of any class or series of stock “may be made dependent upon facts ascertainable outside the certificate of incorporation.” 8 Del. C. § 151(a). In our view, Section 151(a) does not authorize certificate of incorporation provisions that purport to divest all stockholders of the power to vote on fundamental corporate actions, such as amendments to the certificate of incorporation. See 8 Del. C. § 151(b); Triplex Shoe, 152 A. at 347, 351 (discussed above).

Id. at *34-35. The Court referred to several statutory rights under the GCL that could not be modified or eliminated by a charter provision. See id. at *35-36 & nn. 29, 30.(6) The Court also indicated, in dicta, but without ruling on the issue, that a provision of a certificate of incorporation depriving directors of power to approve and propose to stockholders amendments to the certificate of incorporation likely would be invalid. Defendants had argued that statutory rights of directors could be eliminated by the certificate of incorporation only if the statute establishing such rights contained the phrase “unless otherwise provided by the certificate of incorporation.” Defendants asserted that if the Court were to hold otherwise, then Delaware corporations presumably could adopt charter provisions divesting directors of any number of fundamental powers, including the power to approve and recommend to stockholders charter amendments and mergers. In rejecting that argument, the Court observed:

[Sections] 242(b)(1) and 251 do not contain the magic words [“unless otherwise provided by the certificate of incorporation”] and they deal respectively with the fundamental subjects of certificate amendments and mergers. Can a certificate provision divest a board of its statutory power to approve a merger? Or to approve a certificate of amendment? Without answering those questions, I think it fair to say that those questions inarguably involve far more serious intrusions on core director duties than does [the record date provision at issue].

Jones Apparel, 2004 Del. Ch. LEXIS 74, at *44.

As suggested by the Court in Jones Apparel, the rights of directors and stockholders to amend the certificate of incorporation are rights of core and fundamental importance under the GCL. We believe that the fundamental nature of those rights is implicit in the statutory language itself, as discussed above. The case law further supports our conclusion that the right to amend is a fundamental right of central importance under the statutory scheme of the GCL. For example, in Lions Gate Entertainment Corp. v. Image Entertainment Inc., the Court of Chancery invalidated a provision in a certificate of incorporation that purported to permit the board or the stockholders to amend the certificate. C.A. No. 2011-N (Del. Ch. June 5, 2006). The Chancellor observed:

Under § 242 of the DGCL, after a corporation has received payment for its capital stock, an amendment to a certificate of incorporation requires both (i) a resolution adopted by the board of directors setting forth the proposed amendment and declaring its advisability and (ii) the approval of a majority of the outstanding stock entitled to vote on the amendment. Because the Charter Amendment Provision purports to give the Image board the power to amend the Charter unilaterally without a shareholder vote, it contravenes Delaware law and is invalid....

Id., mem. op. at 17. Lions Gate supports our conclusion that the rights of directors and stockholders to approve amendments to the certificate of incorporation are “core” or “fundamental” rights that cannot be altered by a provision in the certificate of incorporation. Moreover, Delaware cases often have emphasized that all rights of stockholders set forth in a certificate of incorporation remain subject to amendment, even if the certificate of incorporation does not expressly reserve such a right. See, e.g., Maddock v. Vorclone Corp., 147 A. 255 (Del. Ch. 1929) (holding that all the provisions of the General Corporation Law are incorporated into a corporation’s charter, and therefore a corporation has the power to amend its charter, without expressly reserving that right in its charter); Peters v. U.S. Mortgage Co., 114 A. 598, 600 (Del. Ch. 1921) (holding that a corporate charter impliedly incorporates every pertinent provision in the Delaware Constitution and statutes, and, accordingly, a corporation has the power to amend its certificate).

(6)	Specifically, the Court discussed Rohe v. Reliance Training Network, 2000 WL 1038190 (Del. Ch. Jun. 21, 2000) (in which the Court of Chancery invalidated a charter provision purporting to eliminate the right of stockholders to elect directors annually in violation of the statutory scheme providing for one year terms in the case of non-staggered boards) and Loew’s Theatres, Inc. v. Comm. Credit Co., 243 A.2d 78 (Del. Ch. 1968) (in which the Court invalidated a charter provision purporting to impose ownership limits on the right of stockholders to inspect books and records pursuant to 8 Del. C. § 220). In the Loew’s decision, the Court observed that “a charter provision that seeks to waive a statutory right or requirement is unenforceable.” Loew’s, 243 A.2d at 81. The Jones Apparel Court further observed that “[i]t would also be doubtful whether a certificate provision could set a minimum notice requirement for stockholder meetings that was greater than the minimum of the range mandated by Section 222(b)” of the GCL. Jones Apparel, 2004 Del. Ch. LEXIS 74, at *40-41.

In Davis v. Louisville Gas & Electric Co., 142 A. 654 (Del. Ch. 1928), a landmark decision on the permissibility of charter amendments, the Court of Chancery addressed an argument that an amendment to a certificate of incorporation was invalid because it sought to amend the certificate in a manner that was permitted by a recent amendment to the GCL but that was not permitted at the time the corporation was organized. In the course of rejecting that argument, the Court observed that by granting power to amend the certificate of incorporation, the legislature “recognized the unwisdom of casting in an unchanging mould the corporate powers which it conferred touching these [internal] questions so as to leave them fixed for all time.” Id. at 657. The Court further queried, “[m]ay it not be assumed that the Legislature foresaw that the interests of the corporations created by it might, as experience supplied the material for judgment, be best subserved by an alteration of their intercorporate and in a sense private powers...,” i.e., alteration of the terms of the certificate of incorporation? Id. Davis confirms the important public policy underlying the reservation of the right of directors and stockholders to amend the certificate of incorporation, as set forth in Section 242.

In view of the fundamental importance of the power and right of directors and stockholders to amend the certificate of incorporation, as reflected in the statutory language of Section 242 and expressed in the case law, it is our opinion that a charter provision purporting to eliminate the right and power of directors and stockholders to approve and implement amendments to the certificate of incorporation is not permitted by Section 102(b)(1) or any other provision of the GCL, even if such right and power is eliminated only as to particular provisions and only unless and until a condition precedent is satisfied. We believe that such a provision is contrary to the laws and public policy of Delaware and, therefore, invalid and unenforceable.(7)

2.	What votes of the directors and stockholders are required to amend Article SIXTH?

Given our conclusion that Article SIXTH may permissibly be amended, you also have requested our opinion as to the votes of the Company’s directors and stockholders that would be required to approve the proposed Amendment.

The statutory default votes for approving an amendment to a corporation’s certificate of incorporation are (i) approval (and declaration of advisability) by the board of directors by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present or, alternatively, the unanimous written consent of all directors (8 Del. C. §§ 141(b), 141(f), 242(b)); and (ii) votes or written consents in favor of the amendment by the holders of a majority of the outstanding stock entitled to vote thereon, and the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class (8 Del. C. §§ 228, 242(b)).(8)

(7)	Our opinion is not changed by dicta in Boesky v. CX Partners, L.P., 1988 WL 42250 (Del. Ch. Apr. 28, 1988), suggesting that Delaware law might not require that a corporation have the power to amend its certificate of incorporation after dissolution. In Boesky, a limited partnership agreement vested certain powers in the liquidating partner upon dissolution, but no partner had the power to amend the limited partnership agreement following dissolution. Relying on Triplex Shoe Co., 152 A. 342 (Del. 1930), the liquidating partner argued that Delaware law required that someone be empowered to amend the limited partnership agreement. The Court rejected the argument, noting that “I do not read Triplex as recognizing the rule that the power to amend a corporate charter or an agreement of limited partnership must always be deemed to exist someplace, even when the entity is in liquidation.” 1988 WL 42250, at *9. Boesky did not discuss the statutory language or case law discussed above (other than the Triplex decision), its observations about corporate charter amendments were dicta, and the actual holding was limited to a finding that Delaware law does not require that a limited partnership agreement be amendable following dissolution of the limited partnership. Indeed, the Court’s dicta regarding corporate charter amendments was similarly limited to the dissolution context, with the Court emphasizing that “Triplex, unlike the present case, involved a continuing entity, not one whose affairs are being wound up.” Id. We express no view on whether the GCL permits a corporate certificate of incorporation to be amended after a corporation has dissolved and note that the law might require a corporation to revoke its voluntary dissolution pursuant to Section 311 of the GCL before effectuating an amendment to the certificate of incorporation. See 8 Del. C. §§ 278, 311.
(8)	The Certificate of Incorporation does not contain any provisions requiring a separate class vote to amend Article SIXTH, and in any event, the Company has not designated or issued any class or series of preferred stock and, therefore, has only common stock outstanding.

The default director and stockholder votes required by the GCL may be increased to require a greater vote of the board or stockholders by a provision in the certificate of incorporation or, in the case of the board vote, the bylaws. See 8 Del. C. §§ 102(b)(4), 141(b), 216, 242(b). Delaware case law makes clear, however, that any charter or bylaw provision purporting to impose a supermajority or unanimous voting requirement must be “clear and unambiguous” and “positive, explicit, clear and readily understandable” because such provisions give a minority the power to veto the will of the majority, thus effectively disenfranchising the majority. See Centaur Partners, IV v. National Intergroup, Inc., 582 A.2d 923, 926-27 (Del. 1990) (quoting Standard Power & Light Corp. v. Inv. Assocs., Inc., 51 A.2d 572, 576 (Del. 1947)); In re Explorer Pipeline Co., 781 A.2d 705, 714 (Del. Ch. 2001); Cinerama, Inc. v. Technicolor, Inc., 663 A.2d 1134, 1155 (Del. Ch. 1994), aff’d, 663 A.2d 1156 (Del. 1995); Rainbow Navigation, Inc. v. Yonge, 1989 Del. Ch. LEXIS 41, at *13-14 (Del. Ch. Apr. 24, 1989). Such provisions should be “strictly construed” and “should not be extended by liberal interpretation.” Cinerama, 663 A.2d at 1155. There is no provision in the Company’s Certificate of Incorporation or bylaws purporting to impose a different or greater vote of directors or stockholders for approval of an amendment to the Certificate of Incorporation.

We have considered whether a Delaware court, rather than declaring the prohibition on amendments in Article SIXTH of the Certificate of Incorporation invalid and unenforceable, might instead interpret that provision as requiring a supermajority or unanimous vote of the directors and/or the stockholders to approve any amendments to Sections (A) through (E) of Article SIXTH of the Certificate of Incorporation. We do not believe, however, that a Delaware court would interpret the provision in that manner. Nothing in the language of Article SIXTH suggests that the drafter’s intent was to impose supermajority or unanimous voting requirements; rather, the provision purports to be an outright prohibition on the power to amend, divesting both the board and stockholders of their statutory rights to amend the specified provisions of Article SIXTH unless and until a Business Combination has been consummated. For the reasons set forth above, we believe such a provision is invalid and unenforceable. We do not believe the provision contains a sufficient level of clarity to be re-interpreted as a supermajority or unanimity provision or that it is “positive, explicit, clear and readily understandable” as such a provision. See, e.g., Centaur Partners, 582 A.2d at 927; Standard Power & Light, 51 A.2d at 576; Explorer Pipeline, 781 A.2d at 714; Rainbow Navigation, 1989 Del. Ch. LEXIS 41, at *13-14. Nor do we believe that a Delaware court would engage in “liberal interpretation” to effectively reform the provision to say something not intended by the drafters. See Cinerama, 663 A.2d at 1155; see also Hob Tea Room v. Miller, 89 A.2d 851, 856-57 (Del. 1952) (reformation is appropriate only where an instrument fails to reflect actual intent); Lions Gate, mem. op. at 18-20 (holding that reformation of a certificate of incorporation is unavailable where the proponent fails to demonstrate that “all present and past shareholders intended the provisions to be included within the certificate....” (citing Waggoner v. Laster, 581 A.2d 1127, 1135 (Del. 1990)).(9)

We further note that Section (C) of Article SEVENTH of the Certificate of Incorporation provides that approval or ratification of an act by the holders of a majority of the stock of the Company represented at a meeting, in person or by proxy, and entitled to vote thereat “shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation....” Although we offer no opinion on the validity of Section (C) of Article SEVENTH, we believe it provides further confirmation of our view that the prohibition on amendments set forth in Article SIXTH was not intended to be construed as a supermajority or unanimous stockholder voting requirement.

For the reasons discussed above, it is our view that the Amendment may be approved by board and stockholder action at the statutory default levels and that Article SIXTH does not impose a supermajority or unanimous voting requirement for amending Sections (A) through (E) of Article SIXTH.

(9)	Even if a Delaware court were inclined to liberally interpret or reform Article SIXTH in the manner suggested, a charter provision requiring a unanimous vote of stockholders is of questionable validity under Delaware law. See 8 Del. C. § 102(b)(4) (which authorizes provisions requiring the vote of a “larger portion” of stock); New Webster’s Concise Dictionary of the English Language 566 (2003) (defining “portion” as “[a] part of a whole”); Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (suggesting possible invalidity of a unanimity provision because it would render provisions of charter “practically irrepealable”).

CONCLUSION

Based upon the foregoing and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, it is our opinion that the proposed Amendment to Article SIXTH of the Certificate of Incorporation, if duly approved by the Board of Directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.

The foregoing opinion is limited to the laws of the State of Delaware and we express no opinion as to the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto. In addition, we express no opinion as to the securities laws of the State of Delaware and the rules and regulations relating thereto.

We express no opinion regarding any rights, claims, or remedies that might or might not be available to stockholders in connection with the Company’s public disclosures relating to the dissolution and liquidation of the Company in the event a Business Combination has not been consummated within a specified time after the consummation of the IPO. We also express no opinion as to the enforceability, validity, or effectiveness of any of the provisions of the Company’s Certificate of Incorporation, except to the extent expressly set forth in our opinion above with respect to the provision in the first sentence of Article SIXTH purporting to eliminate the power to amend certain provisions of Article SIXTH. With respect to the Amendment, we express no opinion as to the validity, enforceability, or effectiveness of the automatic dissolution provision set forth in Section (C) of Article SIXTH, as proposed to be amended, to the extent that provision may be deemed to require dissolution and liquidation of the Company under circumstances not contemplated or permitted by Section 102(b)(5) and/or Section 275 of the GCL and to the extent the provision provides for disparate treatment of stockholders in connection with liquidating distributions. We also note that the conversion of shares to cash, as provided in Sections (B) and (E) of Article SIXTH of the Amendment likely would be construed as a redemption provision for purposes of the GCL and any conversion or redemption of shares thereunder might be subject to the restrictions on redemption set forth in Section 160 of the GCL.

We have assumed that the Company will remain in good standing in the State of Delaware and will remain current on any franchise taxes or other fees owing to the State of Delaware until such time as the Amendment is filed with the Secretary of State.

The opinion expressed herein is rendered as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exists on the date hereof. We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter occur or take effect.

This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose, except that it may be furnished or quoted to the Securities and Exchange Commission (the “SEC”) and may be furnished or quoted to Loeb & Loeb LLP, the Company’s outside counsel, and relied upon by Loeb & Loeb LLP in connection with any correspondence or communications with the SEC.

Very truly yours,
/s/ Potter Anderson & Corroon LLP

Potter Anderson & Corroon LLP

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

CHARDAN NORTH CHINA ACQUISITION CORPORATION

625 Broadway, Suite 1111,
San Diego, California 92101

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CHARDAN NORTH CHINA ACQUISITION CORPORATION

The undersigned appoints          and         , and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Chardan North held of record by the undersigned on July 9, 2007 at the Special Meeting of Stockholders to be held on August 7, 2007, and any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. CHARDAN NORTH’S SOLE DIRECTOR RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SHOWN ON THE REVERSE SIDE.

To Vote Your Proxy By Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. CHARDAN NORTH’S SOLE DIRECTOR RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

	FOR	AGAINST	ABSTAIN
To eliminate the provision of the Corporation’s certificate of incorporation purporting to prohibit amendment of its “business combination” provisions.	☐	☐	☐
To extend the date before which the Corporation must complete a business combination, to avoid being required to liquidate, from August 10, 2007 to November 10, 2007.	☐	☐	☐
To allow holders of up to 20% of the shares issued in the Corporation’s initial public offering (“Public Shares”) who vote against the Extension Amendment and elect conversion to convert their Public Shares into cash held in the Corporation’s IPO trust account.	☐	☐	☐
Only if you voted “AGAINST” all three proposals above and you hold shares of Chardan North China Acquisition Corporation common stock issued in its initial public offering, you may exercise your conversion rights and demand that Chardan North China Acquisition Corporation convert your shares of common stock into a pro rata portion of the IPO trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Chardan North China Acquisition Corporation common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the Extension Amendment is approved (and not abandoned) and you continue to hold these shares through the time the Extension Amendment becomes effective and tender your stock certificate to the Corporation.
EXERCISE CONVERSION RIGHTS		☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT		☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.